                                                                   Exhibit 10.69

                                                               EXECUTION VERSION

                           SECOND AMENDED AND RESTATED

                              MANAGEMENT AGREEMENT

                                   BETWEEN THE

                       POKAGON BAND OF POTAWATOMI INDIANS

                                       AND

    GREAT LAKES GAMING OF MICHIGAN, LLC, (F/K/A GREAT LAKES OF MICHIGAN, LLC)

                          DATED AS OF DECEMBER 22, 2004

                                TABLE OF CONTENTS

1. RECITALS ...............................................................    1
2. DEFINITIONS ............................................................    3
                Agreement .................................................    3
                Agreements ................................................    3
                Affiliate .................................................    3
                Assignment and Assumption Agreement .......................    3
                Band Event of Default .....................................    3
                Band Gaming Ordinance .....................................    3
                Band Interest Rate ........................................    3
                Band Representatives ......................................    3
                Band Working Capital Advances .............................    3
                Bank Closing ..............................................    3
                Bank Lender ...............................................    4
                Bank Loan .................................................    4
                BIA .......................................................    4
                Business Board ............................................    4
                Buy-Out Option ............................................    4
                Calculation Year ..........................................    4
                Capital Budget ............................................    4
                Capital Replacements ......................................    4
                Capital Replacement Reserve ...............................    4
                Change of Control .........................................    4
                Class II Gaming ...........................................    4
                Class III Gaming ..........................................    4
                Collateral Agreements .....................................    4
                Commencement Date .........................................    4
                Compact ...................................................    4
                Compensation ..............................................    4
                Confidential Information ..................................    5
                Constitution ..............................................    5
                Corporate Commission ......................................    5
                CRC .......................................................    5
                Development Agreement .....................................    5
                Development Expenditures ..................................    5
                Disbursement Account ......................................    5
                Dominion Account ..........................................    5
                Dominion Agreement ........................................    5
                Effective Date ............................................    5
                Emergency Condition .......................................    5
                Enterprise ................................................    5
                Enterprise Accounts .......................................    6
                Enterprise Employee .......................................    6
                Enterprise Employee Policies ..............................    6

                Enterprise Investment Policy ..............................    6
                Equipment Lender ..........................................    6
                Equipment Loan ............................................    6
                Facility ..................................................    6
                Financial Support .........................................    6
                Fiscal Year ...............................................    6
                Furnishings and Equipment .................................    6
                Gaming ....................................................    7
                Gaming Regulatory Authority or GRA ........................    7
                Gaming Site ...............................................    7
                Guaranty Reserve ..........................................    7
                General Manager ...........................................    7
                Generally Accepted Accounting Principles or GAAP ..........    7
                Governmental Action .......................................    7
                Great Lakes ...............................................    7
                Gross Gaming Revenue (Win) ................................    7
                Gross Revenues ............................................    7
                House Bank ................................................    8
                IGRA ......................................................    8
                Insider ...................................................    8
                Internal Control Systems ..................................    8
                Lakes .....................................................    8
                Lakes Certification .......................................    8
                Lakes Development Loan ....................................    8
                Lakes Development Note ....................................    8
                Lakes Facility Loan .......................................    8
                Lakes Facility Note .......................................    8
                Lakes Refinancing Guaranty ................................    8
                Lakes Security Agreement ..................................    8
                Lakes Working Capital Advance Note ........................    8
                Lakes Working Capital Advances ............................    8
                Legal Requirements ........................................    9
                Limited Recourse ..........................................    9
                Loans .....................................................    9
                Local Agreement ...........................................    9
                Manager ...................................................    9
                Manager's Internal Expenses ...............................    9
                Manager's Representatives .................................   10
                Management Agreement ......................................   10
                Management Fee ............................................   10
                Manager Event of Default ..................................   10
                Managing Officer ..........................................   10
                Marks .....................................................   10
                Material Adverse Change ...................................   10
                Material Breach ...........................................   10
                Member of the Band Government .............................   10

                Minimum Balance ...........................................   10
                Minimum Guaranteed Monthly Payment ........................   10
                Minimum Guaranteed Payment Advances .......................   10
                Minimum Payment Note ......................................   10
                Monthly Distribution Payment ..............................   10
                National Indian Gaming Commission or NIGC .................   11
                Net Revenues ..............................................   11
                Net Revenues (gaming) .....................................   11
                Net Revenues (other) ......................................   11
                New Pokagon Council .......................................   12
                NIGC Approval .............................................   12
                Non-Gaming Land Acquisition Line of Credit ................   12
                Operating Budget and Annual Plan ..........................   12
                Operating Expenses ........................................   12
                Operating Supplies ........................................   14
                Permitted Taxes ...........................................   14
                Plans and Specifications ..................................   14
                Pokagon Council ...........................................   14
                Pokagon Fund ..............................................   14
                Pre-Opening Budget ........................................   14
                Pre-Opening Expenses ......................................   14
                Project ...................................................   14
                Promotional Allowances ....................................   14
                Relative ..................................................   14
                Remaining Loan Availability Amount ........................   14
                Reserve Amount ............................................   14
                Restoration Act ...........................................   14
                Restricted Territory ......................................   14
                Specific Performance Restriction ..........................   14
                State .....................................................   15
                Subsequent Gaming Facility Revenues .......................   15
                Term ......................................................   15
                Transition Loan Note ......................................   15
                Tribal Distributions ......................................   15

3. ENGAGEMENT; BUSINESS BOARD; COMPLIANCE .................................   15
Section 3.1     Engagement of Manager .....................................   15
Section 3.2     Term ......................................................   15
Section 3.3     Status of Gaming Site .....................................   17
Section 3.4     Creation and Operation of Business Board ..................   17
Section 3.5     Manager Compliance with Law; Licenses .....................   18
Section 3.6     Compliance with Compact ...................................   18
Section 3.7     Fire and Safety ...........................................   18
Section 3.8     Compliance with the National Environmental Policy Act .....   18
Section 3.9     Commencement Date .........................................   18

4. BUSINESS AND AFFAIRS OF THE ENTERPRISE .................................   18
Section 4.1     Manager's Authority and Responsibility ....................   18
Section 4.2     Duties of Manager .........................................   18
                Physical Duties ...........................................   18
                Compliance with Band Ordinances ...........................   19
                Required Filings ..........................................   19
                Contracts in Band's Name Doing Business as the Enterprise
                and at Arm's Length .......................................   19
                Enterprise Operating Standards ............................   19
                Security ..................................................   19
Section 4.3     Damage, Condemnation or Impossibility of the Enterprise ...   19
Section 4.4     Alcoholic Beverages and Tobacco Sales .....................   19
Section 4.5     Employees .................................................   20
                Manager's Responsibility ..................................   20
                Enterprise Employee Policies ..............................   20
                Senior Employees ..........................................   21
                Enterprise Employees ......................................   21
                Removal of Employees ......................................   21
                Band Employees ............................................   21
Section 4.6     No Manager Internal Expenses; Limitation on Manager
                Payments ..................................................   21
Section 4.7     GRA Expenses ..............................................   21
Section 4.8     Employee Background Checks ................................   22
Section 4.9     Indian Preference .........................................   22
                Indian Preference .........................................   22
                Local Preference ..........................................   23
                Final Determination .......................................   23
Section 4.10    Pre-Opening ...............................................   23
Section 4.11    Operating Budget and Annual Plan ..........................   23
                Adjustments to Operating Budget and Annual Plan and Capital
                Budget ....................................................   25
Section 4.12    Capital Budgets ...........................................   25
Section 4.13    Capital Replacements ......................................   26
Section 4.14    Capital Replacement Reserve ...............................   26
Section 4.15    Periodic Contributions to Capital Replacement Reserve .....   27
Section 4.16    Use and Allocation of Capital Replacement Reserve .........   27
Section 4.18    Internal Control Systems ..................................   27
Section 4.19    Banking and Bank Accounts .................................   28
                Enterprise Accounts .......................................   28
                Daily Deposits to Dominion Account ........................   28
                Disbursement Accounts .....................................   28
                No Cash Disbursements .....................................   29
                Transfers Between Accounts ................................   29
                Transfers from Dominion Account to Disbursement Accounts ..   29
Section 4.20    Insurance .................................................   29
Section 4.21    Accounting and Books of Account ...........................   30
                Statements ................................................   31

                Books of Account ..........................................   31
                Accounting Standards ......................................   31
Section 4.22    Annual Audit ..............................................   32
Section 4.23    Manager's Contractual Authority ...........................   32
Section 4.24    Retail Shops and Concessions ..............................   32
Section 4.25    Entertainment Approvals ...................................   32
Section 4.26    Litigation ................................................   32

5. MANAGEMENT FEE, DISBURSEMENTS, AND OTHER PAYMENTS BY MANAGER ...........   33
Section 5.1     Management Fee ............................................   33
Section 5.2     Fee Subordinated ..........................................   33
Section 5.3     Disbursements .............................................   33
Section 5.4     Adjustment to Bank Account ................................   34
Section 5.5     Payment of Fees and Band Disbursement .....................   34
Section 5.6     Minimum Guaranteed Monthly Payment ........................   35
Section 5.7     Payment of Net Revenues ...................................   36
Section 5.8     Harrah's Termination Agreement ............................   36
Section 5.9     Band Indemnification - Indiana Casino .....................   36
Section 5.10    Maximum Dollar Amount for Recoupment ......................   37

6. ENTERPRISE NAME; MARKS .................................................   37
Section 6.1     Enterprise Name ...........................................   37
Section 6.2     Marks .....................................................   37
Section 6.3     Signage ...................................................   37

7. TAXES ..................................................................   37
Section 7.1     State and Local Taxes .....................................   37
Section 7.2     Band Taxes ................................................   37
Section 7.3     Compliance with Internal Revenue Code .....................   38

8. BUY-OUT OPTION .........................................................   38

9. EXCLUSIVITY; NON-COMPETITION ...........................................   38
Section 9.1     Exclusivity in Michigan ...................................   38
Section 9.2     Indiana Casino ............................................   38
Section 9.3     Non-Competition ...........................................   38
Section 9.4     Permitted Assignment; Change of Control ...................   39
Section 9.5     Restrictions on Collateral Development ....................   40

10. REPRESENTATIONS, WARRANTIES AND COVENANTS .............................   40
Section 10.1    Representations and Warranties of the Band ................   40
                Due Authorization .........................................   40
                Valid and Binding .........................................   40
                Pending Litigation ........................................   40
Section 10.2    Band Covenants ............................................   41

                No Impairment of Contract .................................   41
                Waiver of Sovereign Immunity ..............................   41
                Valid and Binding .........................................   41
                Legal Compliance ..........................................   41
                No Termination ............................................   41
                Title to Assets ...........................................   41
Section 10.3    Representations and Warranties of Manager and Lakes .......   42
                Due Authorization .........................................   42
                Valid and Binding .........................................   42
                Litigation ................................................   42
                Certifications ............................................   42
Section 10.4    Manager Covenants .........................................   43
                Noninterference in Band Affairs ...........................   43
                Prohibition of Payments to Members of Band Government .....   43
                Prohibition of Hiring Members of Band Government ..........   43
                Prohibition of Financial Interest in Enterprise ...........   43
                No Amendment ..............................................   43
                CRC .......................................................   43
Section 10.5    No Liens ..................................................   44
Section 10.6    Permitted Liens ...........................................   44
Section 10.7    Brokerage .................................................   45

11. DEFAULT ...............................................................   45
Section 11.1    Events of Default by the Band .............................   45
Section 11.2    Events of Default by Manager ..............................   46
Section 11.3    Material Breach; Right to Cure ............................   46

12. TERMINATION ...........................................................   47
Section 12.1    Voluntary Termination .....................................   47
Section 12.2    Termination of No NIGC Approval ...........................   47
Section 12.3    Manager Right to Terminate on Band Event of Default .......   47
Section 12.4    Band Right to Terminate on Manager Event of Default .......   47
Section 12.5    Band Right to Terminate for Material Adverse Change .......   47
Section 12.6    Termination if Manager License Withdrawn or on Conviction .   49
Section 12.7    Termination on Buy-Out ....................................   49
Section 12.8    Involuntary Termination Due to Changes in Legal
                Requirements ..............................................   49

13. DISPUTE RESOLUTIONS; LIQUIDATED DAMAGES ...............................   50
Section 13.1    Band's Waiver of Sovereign Immunity and Consent to Suit ...   50
Section 13.2    Arbitration ...............................................   50
                Choice of Law .............................................   51
                Place of Hearing ..........................................   51
                Confidentiality ...........................................   51
Section 13.3    Limitation of Actions .....................................   51
                Damages ...................................................   51
                Consents and Approvals ....................................   52

                Injunctive Relief and Specific Performance ................   52
                Action to Compel Arbitration ..............................   52
Section 13.4    Damages on Termination for Failure to Obtain NIGC
                Approval ..................................................   52
Section 13.5    Liquidated Damages and Limitations on Remedies ............   52
                Liquidated Damages Payable by Manager .....................   52
                Liquidated Damages Payable by the Band ....................   52
Section 13.6    Manager Continuing Obligations ............................   52
Section 13.7    Termination of Exclusivity ................................   53
Section 13.8    Remedies ..................................................   53
Section 13.9    Band Injunctive Relief ....................................   53
Section 13.10   No Setoff Against Payments to Band ........................   53
Section 13.11   Indemnification on Termination ............................   54
Section 13.12   Fees not Damages ..........................................   54
Section 13.13   Undistributed Net Revenues ................................   54
Section 13.14   Damages for Governmental Action ...........................   54

14. CONSENTS AND APPROVALS ................................................   54
Section 14.1    Band ......................................................   54
Section 14.2    Manager ...................................................   54
Section 14.3    Business Board ............................................   54

15. DISCLOSURES ...........................................................   55
Section 15.1    Shareholders and Directors ................................   55
Section 15.2    Warranties ................................................   55
Section 15.3    Disclosure Amendments .....................................   56
Section 15.4    Breach of Manager's Warranties and Agreements .............   56

16. NO PRESENT LIEN, LEASE OF JOINT VENTURE ...............................   56

17. CONCLUSION OF THE MANAGEMENT TEAM .....................................   56

18. MISCELLANEOUS .........................................................   57
Section 18.1    Situs of the Contracts ....................................   57
Section 18.2    .Notice ...................................................   57
Section 18.3    Relationship ..............................................   58
Section 18.4    Further Actions ...........................................   58
Section 18.5    Waivers ...................................................   58
Section 18.6    Captions ..................................................   58
Section 18.7    Severability ..............................................   58
Section 18.8    Advances ..................................................   59
Section 18.9    Third Party Beneficiary ...................................   59
Section 18.10   Survival of Covenants .....................................   59
Section 18.11   Estoppel Certificate ......................................   59
Section 18.12   Periods of Time; Time of Essence ..........................   59
Section 18.13   Exhibits ..................................................   59
Section 18.14   Successors and Assigns ....................................   59

Section 18.15   Confidential and Proprietary Information ..................   59
Section 18.16   Patron Dispute Resolution .................................   60
Section 18.17   Modification ..............................................   60
Section 18.18   Entire Agreement ..........................................   60
Section 18.19   Government Savings Clause .................................   61
Section 18.20   Preparation of Agreement ..................................   62
Section 18.21   Consents ..................................................   62
Section 18.22   Execution .................................................   62
Section 18.23   Limited Joinder ...........................................   62

                                LIST OF EXHIBITS

Exhibit A Gaming Site

Exhibit B Pending Band Litigation


                                       X

                SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

     THIS SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT has been entered into as of December 22, 2004, by and between the POKAGON BAND OF POTAWATOMI (the "Band"), and GREAT LAKES GAMING OF MICHIGAN, LLC, a Minnesota limited liability company (f/k/a Great Lakes of Michigan, LLC) ("Manager" or "Great Lakes") for the operation of a gaming facility in the State of Michigan.

1.   RECITALS

1.1. The Band, pursuant to 25 U.S.C. Sections 1300j et seq. (the "Restoration Act"), is a federally recognized Indian tribe recognized as eligible by the Secretary of the Interior for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.

1.2. As authorized by the Restoration Act, the Band intends to acquire the Gaming Site in the State of Michigan, to be held by the federal government in trust for the Band, on which the Band intends to construct and operate a permanent Class III gaming facility (the "Facility"); and the Band will possess sovereign governmental powers over the Gaming Site pursuant to the Band's recognized powers of self government, and the Band desires to use the Gaming Site to improve the economic conditions of its members.

1.3. Upon the transfer of the Gaming Site to the United States in trust for the Band, the Band will possess sovereign powers over the Gaming Site pursuant to the Band's recognized powers of self-government.

1.4. The Band desires to use the Gaming Site and the Facility to improve the economic conditions of its members, to enable it to serve the social, economic, educational and health needs of the Band, to increase the revenues of the Band and to enhance the Band's economic self sufficiency and self determination.

1.5. The Band wishes to establish an Enterprise, as hereinafter defined, to conduct Class II and Class III Gaming as hereinafter defined on the Gaming Site. This Agreement sets forth the manner in which the Enterprise will be managed.

1.6. Manager has agreed to certain terms and has represented to the Band that it has the managerial and financial capacity to provide and to secure financing for the funds necessary to develop and construct the Facility, as defined herein, and to commence the operation of the Enterprise on the Gaming Site.

1.7. The Band is seeking technical experience and expertise for the operation of the Enterprise and instruction for members of the Band in the operation of the Enterprise. Manager is willing, and has represented to the Band that it is able, to provide such experience, expertise and instruction.

1.8. The Band desires to grant Manager the exclusive right and obligation to develop, manage, operate and maintain the Enterprise as described in this Agreement and to train

     Band members and others in the operation and maintenance of the Enterprise during the term of this Agreement. Manager wishes to perform these functions for the Band.

1.9. The Band and Lakes Entertainment, Inc., f/k/a Lakes Gaming, Inc. ("Lakes") entered into a Management Agreement dated as of July 8, 1999 (the "Management Agreement").

1.10. Lakes has assigned its rights and obligations under the Management Agreement to Great Lakes pursuant to an Assignment and Assumption Agreement dated as of October 16, 2000, subject to certain terms and conditions.

1.11. Great Lakes and the Band entered into a First Amended and Restated Management Agreement dated as of October 16, 2000 (the "First Amended Management Agreement").

1.12. Pursuant to a Second Amended and Restated Development Agreement of near or even date, Great Lakes has agreed to furnish certain additional financing and to provide certain other assistance with regard to the Facility. For example:

     - The cost of developing, constructing and equipping the Initial Phase of the Project is now understood as totaling approximately $197,000,000, which will be financed as follows: the Lakes Development Loan in the amount of $46,000,000, and an additional $151,000,000 to be provided by an Equipment Loan and a Bank Loan. To the extent that the Band is unable to raise additional funding of $151,000,000 from third parties at an interest rate not to exceed 13% (the "151MM Shortfall"), Great Lakes shall provide $54,000,000 (or such lesser amount as may be necessary to make up the 151MM Shortfall) through, at its option, a direct loan, third party loans enabled by credit enhancements provided by Great Lakes, or third-party loans with interest subsidies provided by Great Lakes, in each case an interest rate not to exceed 13%, such $54,000,000 loan and the Lakes Development Loan to be subordinated to certain other third-party financing. Great Lakes shall not have any other responsibility to fund, or provide credit enhancements or interest subsidies for, the 151MM Shortfall (if any); and

     - Great Lakes has funded under the Lakes Development Loan approximately $4,500,000 for long-lead-time items and to permit the Band to start preliminary site work that can be done now under local and/or county or state permits and, to the extent necessary, permits from the Band or the federal government.

     Great Lakes and the Band have agreed that the term of this Agreement shall begin on the date this Agreement, the Development Agreement (if required) and the Lakes Development Note (if required) are approved by the Chairman of the NIGC, and/or the BIA (if required), and continue until, unless earlier terminated in accordance with its terms, seven (7) years from commencement of Gaming at the Initial Phase of the Facility, provided that the Term of the Management Agreement will be five (5) years from the Commencement Date if (a) the Development Expenditures of the Initial Phase of the Facility are equal to or more than $138,000,000, and (b) Lakes' Financial Support for such Initial Phase has not exceeded $46,000,000, as provided in Section 3.2 of this Agreement.

1.13. This Agreement is entered into pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. Section 2701 et seq. (the "IGRA") as that statute may be amended. All gaming conducted at the Facility will at all times comply with the IGRA, applicable Band law and the Compact.

1.14. This Second Amended and Restated Management Agreement incorporates certain amendments to the First Amended Management Agreement agreed to by the parties and is intended to conform this Agreement to the requirements of the National Indian Gaming Commission.

2.   DEFINITIONS

As they are used in this Agreement, the terms listed below shall have the meaning assigned to them in this Section:

     "AGREEMENT" shall mean this Management Agreement.

     "AGREEMENTS" shall mean this Agreement and the Development Agreement.

     "AFFILIATE" means as to Manager or Lakes, any corporation, partnership, limited liability company, joint venture, trust department or agency or individual controlled by, under common control with, or which directly or indirectly controls, Manager or Lakes; and as to the Band, any corporation, partnership, limited liability company, joint venture, trust department or agency or individual controlled by, under common control with, or which directly or indirectly controls, the Band.

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement among Manager, Lakes and the Band dated as of October 16, 2000, as amended by First Amendment dated as of December 22, 2004.

     "BAND EVENT OF DEFAULT" has the meaning described in Section 11.1.

     "BAND GAMING ORDINANCE" shall mean the ordinance and any amendments thereto to be enacted by the Band, which authorizes and regulates Class II and Class III Gaming on Indian lands subject to the governmental power of the Band.

     "BAND INTEREST RATE" shall mean the lesser of (a) Wall Street Journal prime rate as of the Bank Closing plus 1%, or (b) 10%.

     "BAND REPRESENTATIVES" shall mean the persons designated by the Pokagon Council to sit on the Business Board.

     "BAND WORKING CAPITAL ADVANCES" shall have the meaning set out in Section
5.3.2 below.

     "BANK CLOSING" means the closing on the Bank Loan.

     "BANK LENDER" shall mean one or more financial institutions agreed upon by the parties to provide certain funding necessary to design, construct, and equip the Facility, and provide start-up capital for the Enterprise.

     "BANK LOAN" shall have the meaning defined in the Development Agreement.

     "BIA" shall mean the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

     "BUSINESS BOARD" shall mean the decision making body created pursuant to
Section 3.4 of this Agreement.

     "BUY-OUT OPTION" shall mean the Band's option to buy out this Agreement under Section 8.

     "CALCULATION YEAR" shall mean the twelve (12) month period commencing on the Commencement Date and each successive twelve (12) month period.

     "CAPITAL BUDGET" shall mean the capital budget described in Section 4.12.

     "CAPITAL REPLACEMENT(S)" shall mean any alteration or rebuilding or renovation of the Facility, and any replacement of Furnishings and Equipment, the cost of which is capitalized and depreciated rather than being expensed under GAAP.

     "CAPITAL REPLACEMENT RESERVE" shall mean the reserve described in Section 4.14, into which periodic contributions are paid pursuant to Section 4.15.

     "CHANGE OF CONTROL" shall have the meaning set out in Section 9.4.3.

     "CLASS II GAMING" shall mean Class II Gaming as defined in the IGRA.

     "CLASS III GAMING" shall mean Class III Gaming as defined in the IGRA.

     "COLLATERAL AGREEMENTS" shall mean any agreements defined as collateral agreements under 25 USC Section 2711(a)(3) and regulations issued thereto at 25 C.F.R. Section 502.5.

     "COMMENCEMENT DATE" shall mean the first date that Gaming is conducted pursuant to the terms of the Management Agreement in a Facility, including Gaming conducted on completion of the Initial Phase of the Facility.

     "COMPACT" shall mean the Compact between the Band and the State dated December 3, 1998 and approved in 64 Fed. Reg. No. 32, Thursday, February 18, 1999, at 8111, as the same may, from time to time, be amended; or such other compact or consent decree that may be substituted therefor.

     "COMPENSATION" shall mean the direct salaries and wages paid to, or accrued for the benefit of, any employee, including incentive compensation, together with all fringe benefits payable to or accrued for the benefit of such executive or other employee, including employer's contribution under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, workers' compensation, group life, accident and health insurance premiums and costs, and profit sharing, severance, retirement, disability, relocation, housing and other similar benefits.

     "CONFIDENTIAL INFORMATION" shall mean the information described in Section 18.15.

     "CONSTITUTION" shall mean the document or documents which govern the actions of the Band and, upon enactment, the Constitution of the Pokagon Band of Potawatomi Indians as ultimately approved by the Band and approved by the Secretary of the Interior.

     "CORPORATE COMMISSION" shall mean a body corporate and politic established, at the Band's discretion, by the Pokagon Council to own the Enterprise and such other businesses and assets as the Band may deem appropriate.

     "CRC" means Casino Resource Corporation, a Minnesota corporation and its Insiders.

     "DEVELOPMENT AGREEMENT" shall mean the agreement dated as of July 8, 1999 between Lakes and the Band, as assumed by Manager under the Assignment and Assumption Agreement and as amended and restated by First Amended and Restated Development Agreement dated as of October 16, 2000 and by Second Amended and Restated Development Agreement of near or even date.

     "DEVELOPMENT EXPENDITURES" shall have the meaning defined in the Development Agreement.

     "DISBURSEMENT ACCOUNTS" shall mean the bank account or accounts described in Section 4.19.3.

     "DOMINION ACCOUNT" means the collateral account in favor of Great Lakes established under Section 4.19.2.

     "DOMINION AGREEMENT" shall have the meaning defined in the Development Agreement.

     "EFFECTIVE DATE" shall have the meaning provided in Section 18.22.

     "EMERGENCY CONDITION" shall have the meaning set forth in Section 4.13.

     "ENTERPRISE" shall mean the enterprise of the Band created by the Band to engage in Class II and Class III Gaming at the Facility, and which shall include all gaming at the Facility and any other lawful commercial activity allowed in the Facility, including but not limited to the sale of alcohol, tobacco, gifts and souvenirs; provided, however, the Enterprise shall only include any hotel operated by the Band, ancillary non-Gaming activity within the Facility, or other commercial enterprise conducted by the Band which is not generally related to Class II or Class III Gaming if such hotel, non-Gaming activity or other commercial enterprise (a) is financed by, or through the guaranty of, Manager, (b) is specifically included within the Initial Scope of Work or the Final Scope of Work or is not a material expansion of the Initial Scope of Work or the Final Scope of Work, or (c) is specified by the Business Board and the Pokagon Council as being included in the Enterprise, in which case depreciation and other expenses relating to such hotel, non-Gaming activity or other commercial enterprise shall be an Operating Expense, all related revenues shall be included in Gross Revenues, and interest on all related financing shall be paid by the Enterprise; and provided further that the Enterprise shall not include a tribal gift/craft business which the Band may elect to operate, rent free, on an area of about 2,400 square feet at the Facility. The design and operation of such gift/craft shop shall be consistent with the theme and quality of the Facility, and the location of such gift/craft shop shall be approved by the Business Board.

     "ENTERPRISE ACCOUNTS" shall mean those accounts described in Section
4.19.1.

     "ENTERPRISE EMPLOYEE" shall mean all employees who work at the Facility.

     "ENTERPRISE EMPLOYEE POLICIES" shall mean those employee policies described in Section 4.5.2.

     "ENTERPRISE INVESTMENT POLICY" shall have the meaning described in Section 4.19.1.

     "EQUIPMENT LENDER" shall mean the entity making the Equipment Loan.

     "EQUIPMENT LOAN" shall have the meaning provided in the Development Agreement.

     "FACILITY" shall mean all buildings, structures, and improvements located on the Gaming Site and all fixtures, Furnishings and Equipment attached to, forming a part of, or necessary for the operation of the Enterprise.

     "FINANCIAL SUPPORT" shall have he meaning described in Section 3.2.1.

     "FISCAL YEAR" shall mean commencing as of the Commencement Date, each twelve (12) month period or portion thereof ending on September 30 of each year as currently used by the Band as the fiscal year for its financial statements.

     "FURNISHINGS AND EQUIPMENT" shall mean all furniture, furnishings and equipment required for the operation of the Enterprise in accordance with the standards set forth in this Agreement, including, without limitation:

     (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

     (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

     (iii) office furnishings and equipment;

     (iv) hotel equipment (to the extent a hotel is included in the Enterprise);

     (v) specialized equipment necessary for the operation of any portion of the Enterprise for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and

     (vi) all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Enterprise in accordance with the standards set forth in this Agreement.

     "GAMING" shall mean any and all activities defined as Class II and Class III Gaming.

     "GAMING REGULATORY AUTHORITY" or "GRA' shall mean the Band body created pursuant to the Band Gaming Ordinance to regulate the Class II and Class III Gaming of the Band in accordance with the Compact, the IGRA and the Band Gaming Ordinance.

     "GAMING SITE" shall mean the parcels of land in New Buffalo, Michigan described on the attached Exhibit A.

     "GUARANTY RESERVE" shall have the meaning described in Section 9.2.1(a)((ii)(A) of the Development Agreement.

     "GENERAL MANAGER" shall mean the person employed by the Band to direct the operation of the Enterprise.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" shall mean the principles defined by the Financial Accounting Standards Board.

     "GOVERNMENTAL ACTION" means any resolution, ordinance, statute, regulation, order or decision of the Band or any instrumentality or agency of the Band, regardless of how constituted, that has the force of law.

     "GREAT LAKES" means Great Lakes Gaming of Michigan, LLC, a Minnesota limited liability company (f/k/a Great Lakes of Michigan, LLC).

     "GROSS GAMING REVENUE (WIN)" shall mean the net win from gaming activities which is the difference between gaming wins and losses before deducting costs and expenses.

     "GROSS REVENUES" shall mean all revenues of any nature derived directly or indirectly from the Enterprise including, without limitation, Gross Gaming Revenue (Win), food and beverage sales and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees and concessionaires provided that such lessees, sublessees, licensees and concessionaires are not

Affiliates or Insiders of Manager or Lakes), and revenue recorded from Promotional Allowances, but excluding any Permitted Taxes.

     "HOUSE BANK" shall mean the amount of cash, chips, tokens and plaques that Manager from time to time determines necessary to have at the Facility daily to meet its cash needs.

     "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C.Section 2701 et seq. as it may from time to time be amended.

     "INSIDER" has the meaning defined in 11 U.S.C. Section 101(31), assuming Manager and Lakes were both the debtor in that definition, and shall include persons or entities that become Insiders after the date of this Agreement, whether as the result of a merger, acquisition, restructuring or otherwise.

     "INTERNAL CONTROL SYSTEMS" shall mean the systems described in Section
4.18.

     "LAKES" shall mean both Lakes Entertainment, Inc., f/k/a Lakes Gaming, Inc., a Minnesota corporation, and Lakes Gaming and Resorts, LLC, a Minnesota limited liability company.

     "LAKES CERTIFICATION" has the meaning defined in Section 15.1 of this Agreement.

     "LAKES DEVELOPMENT LOAN" shall have the meaning defined in the Development Agreement.

     "LAKES DEVELOPMENT NOTE" shall have the meaning defined in the Development Agreement.

     "LAKES FACILITY LOAN" shall mean the Loan to be made by Great Lakes to the Band pursuant to Section 9.2.4 of the Development Agreement. The Lakes Facility Loan shall not include any loan to the extent it is subject to a Lakes Refinancing Guaranty.

     "LAKES FACILITY NOTE" shall have the meaning defined in the Development Agreement.

     "LAKES REFINANCING GUARANTY" shall have the meaning defined in the Development Agreement.

     "LAKES SECURITY AGREEMENT" shall have the meaning defined in the Development Agreement.

     "LAKES WORKING CAPITAL ADVANCE NOTE" shall have the meaning defined in the Development Agreement.

     "LAKES WORKING CAPITAL ADVANCES" shall have the meaning set out in Section
5.3.1 below.

     "LEGAL REQUIREMENTS" shall mean any and all present and future judicial, administrative, and tribal rulings or decisions, and any and all present and future federal, state, local and tribal laws, ordinances, rules, regulations, permits, licenses and certificates, in any way applicable to the Band, Manager, the Gaming Site, the Facility and the Enterprise, including without limitation, the IGRA, the Compact, and the Band Gaming Ordinance.

     "LIMITED RECOURSE" shall mean that all Loans and all liabilities of the Band under or related to the Agreements and the other Transaction Documents, the Enterprise or the Gaming Regulatory Authority, and any related awards, judgments or decrees, shall be payable solely out of undistributed or future Net Revenues of the Enterprise and shall be a limited recourse obligation of the Band, with no recourse to tribal assets other than such Net Revenues (except (i), as to the Equipment Loan, a security interest in the Furnishings and Equipment purchased with Equipment Loan proceeds, (ii) a security interest in the Furnishings and Equipment to the extent proceeds of the Lakes Development Loan or the Lakes Facility Loan were used to fund acquisition of Furnishings and Equipment, and as otherwise permitted under Section 9.2.1(j) of the Development Agreement, (iii) if the Commencement Date does not occur, Subsequent Gaming Facility Revenues to the extent provided in the Development Agreement, (iv) mortgages on the Non-Gaming Lands prior to their transfer into trust, and (v) after the Commencement Date occurs, funds on deposit in the Dominion Account to the extent provided in Section 9.2.1(j) of the Development Agreement and the Dominion Agreement, or in any other dominion agreement executed by the Band). In no event shall Great Lakes, Lakes or any lender or other claimant have recourse to (a) the physical property of the Facility (other than Furnishings and Equipment subject to the security interest securing the Equipment Loan and the security interest of Great Lakes, if any), (b) Tribal Distributions, (c) assets of the Band purchased with Tribal Distributions, (d) revenues or assets of any other gaming facility owned or operated by the Band, or (e) any other asset of the Band (other than (i) as to the Transition Loan and the Non-Gaming Acquisition Line of Credit, if the Commencement Date does not occur, Subsequent Gaming Facility Revenues to the extent provided in the Development Agreement, (ii) as to the Lakes Development Note and the Non-Gaming Acquisition Line of Credit, mortgages on the Non-Gaming Lands prior to their transfer into trust, (iii) funds on deposit in the Dominion Account to the extent provided in the Agreements, the Dominion Agreement and any other dominion agreement executed by the Band, and (iv) such Net Revenues of the Enterprise).

     "LOANS" shall mean the Lakes Development Loan, the Lakes Facility Loan, the Lakes Working Capital Advances, the Minimum Payment Note, the Bank Loan and the Equipment Loan.

     "LOCAL AGREEMENT" shall mean the agreement among the Band, the City of New Buffalo and the Township of New Buffalo dated as of February 15, 2000.

     "MANAGER" shall mean Great Lakes Gaming of Michigan, LLC.

     "MANAGER'S INTERNAL EXPENSES" shall mean Manager's and Lakes' corporate overhead, including without limitation salaries or benefits of any of Manager's and Lakes' officers and employees, whether or not they perform services for the Project or the Enterprise, and any travel or other expenses of Manager's and Lakes' employees.

     "MANAGER'S REPRESENTATIVES" shall mean the persons designated by Manager to sit on the Business Board.

     "MANAGEMENT AGREEMENT" shall mean this Agreement and may be referred to herein as the "Agreement".

     "MANAGEMENT FEE" shall mean the management fee described in Section 5.1.

     "MANAGER EVENT OF DEFAULT" has the meaning described in Section 11.2.

     "MANAGING OFFICER" shall mean the person designated by Manager to serve as a liaison between Manager and the Band and to serve on the Business Board.

     "MARKS" means all trade names, trade marks and service marks used by the Facility or the Enterprise.

     "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in Lakes' or Great Lakes' financial condition which materially and substantially impairs Lakes' or Great Lakes' respective ability to perform under the Agreements and the Guaranty.

     "MATERIAL BREACH" means a failure of any party to perform any material duty or obligation on its part, if such party fails to (i) cure the specified default within thirty (30) days following receipt of the notice provided under Section 11.3, or (ii) if the default is not capable of being cured within 30 days, commences such cure within 30 days, proceeds diligently to complete the cure, and completes the cure no later than 90 days after receipt of such notice.

     "MEMBER OF THE BAND GOVERNMENT" shall mean any member of the Pokagon Council, the GRA or any independent board or body created to oversee any aspect of Gaming and any Pokagon court official.

     "MINIMUM BALANCE" shall mean the amount described in Section 4.19.1.

     "MINIMUM GUARANTEED MONTHLY PAYMENT" shall mean the payment due the Band each month commencing in the month after the Commencement Date occurs in accordance with 25 U.S.C. Section 2711(b)(3) and Section 5.6 hereof.

     MINIMUM GUARANTEED PAYMENT ADVANCES" shall have the meaning set out in
Section 5.6.2 and shall be subject to repayment to the limited extent provided in that section.

     "MINIMUM PAYMENT NOTE" shall have the meaning defined in the Development Agreement.

     "MONTHLY DISTRIBUTION PAYMENT" shall have the meaning set forth in Section 5.5.

     "NATIONAL INDIAN GAMING COMMISSION" or "NIGC" means the commission established pursuant to 25 U.S.C. Section 2704.

     "NET REVENUES" shall mean the sum of "NET REVENUES (GAMING)" and "NET REVENUES (OTHER)".

     "NET REVENUES (GAMING)" shall mean the Gross Gaming Revenue (Win), of the Enterprise from Class II or Class III gaming less all gaming related Operating Expenses, excluding the Management Fee, and less the retail value of any Promotional Allowances, and less the following revenues actually received by the Enterprise and included in Gross Revenues:

     (i)  any gratuities or service charges added to a customer's bill:

     (ii) any credits or refunds made to customers, guests or patrons;

     (iii) any sums and credits received by the Enterprise for lost or damaged merchandise;

     (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity, including without limitation any Permitted Taxes;

     (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

     (vi) any fire and extended coverage insurance proceeds other than for business interruption;

     (vii) any condemnation awards other than for temporary condemnation; and

     (viii) any proceeds of financing or refinancing.

It is intended that this provision be consistent with 25 U.S.C. Section 2703(9).

"NET REVENUES (OTHER)" shall mean all Gross Revenues of the Enterprise from all other sources in support of Class II or Class III gaming not included in "Net Revenues (gaming)," such as food and beverage, hotel, entertainment and retail (in each case, only to the extent such Gross Revenues are derived from activities included in the Enterprise, in accordance with the definition thereof), less all Operating Expenses, excluding the Management Fee and less the retail value of Promotional Allowances, if any, and less the following revenues actually received by the Enterprise and included in Gross Revenues:

     (i)  any gratuities or service charges added to a customer's bill;

     (ii) any credits or refunds made to customer, guests or patrons;

     (iii) any sums and credits received by the Enterprise for lost or damaged merchandise;

     (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity, including without limitation any Permitted Taxes;

     (v) any proceeds from the sale or other disposition of furnishing and equipment or other capital assets;

     (vi) any fire and extended coverage insurance proceeds other than for business interruption;

     (vii) any condemnation awards other than for temporary condemnation; and

     (viii) any proceeds of financing or refinancing.

It is intended that this provision be consistent with 25 U.S.C. Section 2703(9).

     "NIGC APPROVAL" means the written approval by the NIGC of this Agreement.

     "NON-GAMING LAND ACQUISITION LINE OF CREDIT" shall have the meaning defined in the Development Agreement.

     "OPERATING BUDGET AND ANNUAL PLAN" shall mean the operating budget and plan described in Section 4.11.

     "OPERATING EXPENSES" shall mean all expenses of the operation of the Enterprise (but, as to hotels and other non-casino activities, only to the extent such Operating Expenses are incurred in activities included in the Enterprise, in accordance with the definition thereof), pursuant to GAAP, including but not limited to the following:

     (i)  the Compensation of Enterprise Employees;

     (ii) Operating Supplies for the Enterprise;

     (iii) utilities;

     (iv) repairs and maintenance of the Facility (excluding Capital
          Replacements)

     (v) interest on the Loans and all other loans or capital leases pertaining to the Facility and the Enterprise, including interest on the Non-Gaming Land Acquisition Line of Credit and the Transition Loan;

     (vi) interest on installment contract purchases or other interest charges on debt approved by the Business Board;

     (vii) insurance and bonding;

     (viii) advertising and marketing, including busing and transportation of patrons to the Facility;

     (ix) accounting, audit, legal and other professional fees;

     (x)  security costs;

     (xi) operating lease payments for Furnishings and Equipment to the extent approved by the Business Board, and capital lease payments to the extent approved by the Business Board and properly expensed under GAAP;

     (xiii) trash removal;

     (xiv) cost of goods sold;

     (xv) other expenses designated as Operating Expenses in accordance with the accounting standards as referred to in Section 4.21.3;

     (xvi) expenses specifically designated as Operating Expenses in this Agreement;

     (xvii) depreciation and amortization of the Facility based on an assumed 30 year life, and depreciation and amortization of all other assets in accordance with GAAP;

     (xviii) recruiting and training expenses;

     (xix) fees due to the NIGC under the IGRA;

     (xx) any required payments to or on behalf of the State, any local governments or the Pokagon Fund made by or on behalf of the Enterprise or the Band pursuant to the Compact or any related consent decree, or pursuant to the Local Agreement;

     (xxi) any budgeted charitable contributions by the Enterprise for the benefit of charities located or providing services in the vicinity of the Gaming Site which are approved by the Business Board;

     (xxii) Pre-opening expenses shall be capitalized and treated as an expense during the first year after opening; and

     (xxiii) charges, assessments, fines or fees imposed by governmental entities of the Band which are reasonably related to the cost of Tribal governmental regulation of public health, safety or welfare, or the integrity of Tribal gaming operations.

but Operating Expenses shall not include any portion of Manager's Internal Expenses or Permitted Taxes (other than as described in clause xxiii above).

     "OPERATING SUPPLIES" shall mean food and beverages (alcoholic and nonalcoholic) and other consumable items used in the operation of a casino, such as playing cards, tokens, chips, plaques, dice, fuel, soap, cleaning materials, matches, paper goods, stationary and all other similar items.

     "PERMITTED TAXES" shall mean taxes, fees, assessments or other charges imposed by the Band that are permitted under Section 7.2.

     "PLANS AND SPECIFICATIONS" shall mean the final Plans and Specifications approved for the Facility as described in the Development Agreement.

     "POKAGON COUNCIL" shall mean the duly elected, governing legislative body of the Band described pursuant to Public Law 102-323 or, at the option of the Band, a designee committee or council created pursuant to resolution or ordinance of the Pokagon Council.

     "POKAGON FUND" shall mean the non-profit corporation established pursuant to the Local Agreement.

     "PRE-OPENING BUDGET" shall have the meaning described in Section 4.10.

     "PRE-OPENING EXPENSES" shall have the meaning described in Section 4.10.

     "PROJECT" shall have the meaning described in Section 4.1 of the Development Agreement.

     "PROMOTIONAL ALLOWANCES" shall mean the retail value of complimentary food, beverages, merchandise, and tokens for gaming, provided to patrons as promotional items.

     "RELATIVE" shall mean an individual residing in the same household who is related as a spouse, father, mother, son or daughter.

     "REMAINING LOAN AVAILABILITY AMOUNT" shall have the meaning described in
Section 9.2.1(a)((ii)(A) of the Development Agreement.

     "RESERVE AMOUNT" shall have the meaning described in Section
9.2.1(a)((ii)(A) of the Development Agreement.

     "RESTORATION ACT" shall mean 25 U.S.C. Sections 1300j et seq.

     "RESTRICTED TERRITORY" shall mean the States of Ohio, Illinois, Indiana and Michigan.

     "SPECIFIC PERFORMANCE RESTRICTION" shall mean that no arbitrator or court shall have the power to compel, overturn, negate or in any manner modify any Governmental Action; but such restriction shall not prevent an arbitrator from determining that the taking of any Governmental

Action or the failure to take any Governmental Action, which is not caused by a breach of Great Lakes or Lakes' obligations under the Agreements or the Guaranty, constitutes a breach of this Agreement by the Band or the impairment of rights of Great Lakes under this Agreement; and which therefore results in liability on the part of the Band for damages in favor of Great Lakes as provided in this Agreement and enforcement of the obligations of the Band to Great Lakes, including any security agreements and collateral instruments, in accordance with their terms.

     "STATE" shall refer to the State of Michigan.

     "SUBSEQUENT GAMING FACILITY REVENUES" means gaming revenues from a gaming facility (including the Facility) owned or operated by the Band in Michigan, but only to the following extent: (i) all Class III Gaming Net Revenue, and (ii) Class II Gaming Net Revenue to the extent that such Class II Net Revenue exceeds $1,000,000.

     "TERM" shall mean the term of this Agreement as described in Section 3.2.

     "TRANSITION LOAN NOTE" shall have the meaning defined in the Development Agreement.

     "TRIBAL DISTRIBUTIONS" shall mean Monthly Distribution Payments, Minimum Guaranteed Monthly Payments and any other payments received by the Band from the Enterprise pursuant to or in connection this Agreement.

2.1. Terms defined in the Development Agreement not otherwise defined in this Agreement shall have the same meaning herein as therein.

3.   ENGAGEMENT; BUSINESS BOARD; COMPLIANCE

In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:

3.1. Engagement of Manager. The Band hereby retains and engages Manager as the exclusive manager of the Enterprise pursuant to the terms and conditions of this Agreement, and Manager hereby accepts such retention and engagement, subject to receipt of all necessary regulatory approvals.

3.2. Term. The term of this Agreement shall begin on the date this Agreement, the Development Agreement (if required) and the Lakes Development Note (if required) are approved by the Chairman of the NIGC, and/or the BIA if required, and continue until, unless earlier terminated in accordance with its terms, seven (7) years from commencement of Gaming at the Initial Phase of the Facility, provided that the Term of the Management Agreement will be five (5) years from the Commencement Date if (i) the Development Expenditures of the Initial Phase of the Facility are equal to or more than $138,000,000, and (ii) Lakes' Financial Support for such Initial Phase has not exceeded $46,000,000.

     3.2.1. "Financial Support" shall be defined for purposes of this subsection as the sum of the following:

          (a) the maximum amount of principal outstanding under the Lakes Development Loan and the Lakes Facility Loan (if provided directly by Great Lakes) as of the Commencement Date or any time prior thereto, plus the amount of any Guaranty Reserves established with respect thereto that are outstanding as of the Commencement Date, plus

          (b) subject to the limits provided in Section 3.2.2(d), the maximum amount, as of the Commencement Date or any time prior thereto, of the greater of the principal amounts outstanding or the principal amounts of the commitments under any other Loans (including the Lakes Facility Loan if provided by a party other than Great Lakes) for which Great Lakes or Lakes have with the consent of the Band provided guaranties or other credit enhancements (including without limitation, any construction completion guaranty granted by Great Lakes or Lakes as a credit enhancement of the Bank Loan and/or Equipment Loan) or interest subsidies, excluding the portion of guarantees, credit enhancements or interest subsidies to the extent of the maximum amount of any Guaranty Reserves, as of the Commencement Date or any time prior thereto, that have been established under Section 9.2.1(a)(ii)(A) of the Development Agreement with respect thereto; plus

          (c) subject to the limits provided in Section 3.2.2(d), if as of the Commencement Date, any guarantees or credit enhancements previously provided by Great Lakes or Lakes at the request of or consented to by the Band with respect to any Construction Documents (other than the Road Service Agreement, which the parties intend to terminate) remain in existence and have not been terminated or released in writing, the Reserve Amount (as defined in Section 9.2.1(a)(ii)(A) of the Development Agreement) as of the Commencement Date for any such guaranteed or enhanced obligations remaining unpaid, regardless of whether a Guaranty Reserve was in fact established therefor; provided that the amount of any Reserve Amount shall be reduced by the amount of cash collateral posted by Lakes or Great Lakes to secure any such guaranty, credit enhancement or interest subsidy, the amount advanced by Lakes or Great Lakes for such cash collateral being an advance under the Lakes Development Loan.

     3.2.2. For purposes of calculating Financial Support:

          (a) The advances outstanding under the Lakes Development Loan shall be deemed to equal $46,000,000 if at the time of the Commencement Date the sum of advances previously made thereunder in accordance with the terms of the Development Agreement and the amount of any Guaranty Reserves established under Section 9.2.1(a)(ii)(A) of the Development Agreement is less than $46,000,000;

          (b) If the Band has previously repaid any amount under the Lakes Development Loan and/or the Lakes Facility Loan, such calculation shall include any advances made on such Loan(s) by Great Lakes but which were repaid by the Band on or prior to the Commencement Date;

          (c) Such calculation shall exclude the Non-Gaming Acquisition Line of Credit and the Transition Loan; interest, fees and expenses under any Loan; and any portion of the Bank Loan, the Equipment Loan or any other indebtedness related to the Enterprise to the extent of the amount of any Lakes Refinancing Guaranty related thereto (i.e. the amount of any such obligation of the Band guaranteed or for which a credit enhancement has been provided by Great Lakes or Lakes and which amount has been used to refinance any portion of the Lakes Development Loan, the Lakes Facility Loan and/or any other obligation of the Band to Great Lakes)); and

          (d) Financial Support under or relating to guaranties or other credit enhancements or interest subsidies shall not exceed (i) any contractual limitation or cap on Lakes or Great Lakes' liability under such guaranties or other credit enhancements, or (ii) the present value of any such interest subsidy as of the closing on the Bank Loan or the Equipment Loan, as applicable.

3.3. Status of Gaming Site. The Band represents and covenants that it will acquire the Gaming Site in accordance with the terms of the Development Agreement, and will maintain the Gaming Site throughout the Term as land held in Trust by the United States of America for the benefit of the Band, eligible as a location upon which Class II and Class III Gaming can occur. The Band covenants, during the term hereof, that Manager shall and may peaceably have complete access to and presence in the Facility in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by the Band or by any person or entity; provided, however, that such right of access to and presence in the Facility shall cease upon the termination of this Agreement pursuant to its terms.

3.4. Creation and Operation of Business Board. Manager and the Band agree to create a Business Board comprised of an equal number of persons representing and designated by the Band and the Manager. Unless otherwise agreed by the Band and the Manager, the Business Board shall have four (4) members. Any member of the Business Board may designate another person to exercise authority as a member by written notice signed by such Business Board member and given in accordance with Section 18.2 of this Agreement. The Business Board shall remain active during the entire term of this Agreement. Within thirty (30) days following the date of this Agreement, each party shall give the other notice of the individuals initially designated by each to serve on the Business Board. The Business Board shall have the obligations, rights and powers described in this Agreement. In order to be effective, any action of the Business Board must be the result of mutual agreement of a majority of the Business Board members or their designees at a meeting at which both Band Representatives (or their duly designated designees) are present; or, in the event of action by written consent, by consent signed by both Band Representatives (or their designees) and at least one Manager Representative (or his/her designee). In the event mutual agreement cannot be reached, the appropriate action shall be determined in the manner provided in Article 13.

3.5. Manager Compliance with Law; Licenses. Manager and Lakes each covenant that it will at all times comply with Legal Requirements, including the Band Gaming Ordinance, the IGRA, the Compact, State statutes, to the extent applicable, and any licenses issued under any of the foregoing. The Band shall not unreasonably withhold, delay, withdraw, qualify or condition such licenses as the Band is authorized to grant.

3.6. Compliance with Compact. The parties shall at times comply with the provisions of the Compact.

3.7. Fire and Safety. Manager shall ensure that the Facility shall be constructed and maintained in compliance with all fire and safety statutes, ordinances, and regulations which would be applicable if the Facility were located outside of the jurisdiction of the Band although those requirements would not otherwise apply within that jurisdiction. Nothing in this Section shall grant any jurisdiction to the State or any political subdivision thereof over the Gaming Site or the Facility. The Band shall be responsible for arranging fire protection and police services for the Facility.

3.8. Compliance with the National Environmental Policy Act. With the assistance of Manager, the Band shall supply the NIGC with all information necessary for the NIGC to comply with any regulations of the NIGC issued pursuant to the National Environmental Policy Act (NEPA).

3.9. Commencement Date. Manager shall memorialize the Commencement Date in a writing signed by Manager and delivered to the Band and to the Chairman of the NIGC.

4.   BUSINESS AND AFFAIRS OF THE ENTERPRISE

4.1. Manager's Authority and Responsibility. Manager shall conduct and direct all business and affairs in connection with the day-to-day operation, management and maintenance of the Enterprise and the Facility, including the establishment of operating days and hours. It is the parties' intention that the Enterprise be open 24 hours daily, seven days a week. Manager is hereby granted the necessary power and authority to act, through the General Manager, in order to fulfill all of its responsibilities under this Agreement. Nothing herein grants or is intended to grant Manager a titled interest to the Facility or to the Enterprise. Manager hereby accepts such retention and engagement. The Band shall have the sole proprietary interest in and ultimate responsibility for the conduct of all Gaming conducted by the Enterprise, subject to the rights and responsibilities of Manager under this Agreement.

4.2. Duties of Manager. In managing, operating, maintaining and repairing the Enterprise and the Facility, under this Agreement, Manager's duties shall include, without limitation, the following:

     4.2.1. Physical Duties. Manager shall use reasonable measures for the orderly physical administration, management, and operation of the Enterprise and the Facility, including without limitation cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair work as is reasonably necessary.

     4.2.2. Compliance with Band Ordinances. Manager shall comply, and, as applicable, shall cause Lakes to comply, with all duly enacted statutes, regulations and ordinances of the Band, subject to the provisions of Section 10.2.1.

     4.2.3. Required Filings. Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Compact.

     4.2.4. Contracts in Band's Name Doing Business as the Enterprise and at Arm's Length. Contracts for the operations of the Enterprise shall be entered into in the name of the Band, doing business as the Enterprise, and signed by the General Manager. Any contract requiring an expenditure in any year in excess of $50,000, or such higher amount as may be set by the Business Board, shall be approved by the Business Board. No contracts, of any amount, for the supply of goods or services to the Enterprise shall be entered into with an Affiliate or Insider of the Manager unless that affiliation is disclosed to and approved by the Business Board, and the contract terms are no less favorable for the Enterprise than could be obtained from a nonaffiliated contractor. Nothing contained in this Section 4.2.4 shall be deemed to be or constitute a waiver of the Band's sovereign immunity.

     4.2.5. Enterprise Operating Standards. Manager shall use its best efforts to operate the Enterprise in a proper, efficient and competitive manner in accordance with operating standards which are consistent with the highest operating standards of the casino, hospitality and resort industries.

     4.2.6. Security. Manager shall provide for appropriate security for the operation of the Enterprise. All aspects of the Facility security shall be the responsibility of Manager. Any security officer shall at the request of the Business Board be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services will be an Operating Expense.

4.3. Damage, Condemnation or Impossibility of the Enterprise. Damage to or destruction or condemnation of the Facility or the Enterprise shall be governed by the provisions of Section 13.8 of the Development Agreement.

4.4. Alcoholic Beverages and Tobacco Sales. During the term of this Agreement alcoholic beverages may be served at the Facility if permissible in accordance with applicable law. The parties acknowledge that no enabling Band legislation for the sale of alcoholic beverages is now in force, and that such legislation would be necessary in order to serve alcoholic beverages at the Facility. If such legislation is subsequently enacted, and if other requisite approvals are obtained, the Band and Manager may mutually agree to include service of such beverages within the Enterprise. Tobacco may be sold at the Facility subject to and in accordance with the Band's licensing requirements, if any.

4.5. Employees.

     4.5.1. Manager's Responsibility. Manager shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, control and discharge of all employees performing regular services for the Enterprise in connection with the maintenance, operation, and management of the Enterprise and the Facility and any activity upon the Gaming Site; and the sole responsibility for determining whether a prospective employee is qualified and the appropriate level of Compensation to be paid, except that the Gaming Commission shall have the exclusive right to determine licensing qualifications.

     4.5.2. Enterprise Employee Policies. Manager shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures shall be in compliance with applicable Band law and subject to approval by the Business Board. Enterprise employees are employed on an "at-will" basis and, unless expressly stated otherwise, nothing contained in this Agreement or the Enterprise Employee Policies shall be construed to affect the "at-will" nature of employment with the Enterprise. The Enterprise Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the Enterprise employees, which will include procedures for the resolution of disputes between the Enterprise and Enterprise employees. At a minimum, the Enterprise Employee Policies shall provide for an employee grievance process which provides the following: A written "Board of Review" process will be created by the Enterprise's general manager to provide Enterprise employees with a procedure for bringing grievances involving substantial work related issues to the attention of Enterprise management so they may be promptly and permanently resolved in a fair and equitable manner. The Board of Review process will be available to all Enterprise employees except: (a) job applicants, temporary employees, and part-time employees; (b) employees at the director level and above; and (c) employees discharged for actions involving violations of tribal law, including tribal gaming regulations, or federal, state, or local law. Enterprise employees will be eligible to use the Board of Review process if they have: (i) completed an initial period of employment not to exceed ninety (90) work shifts; (ii) concluded all required preliminary procedures before seeking a Board of Review hearing; (iii) completed a Board of Review hearing request form; and (iv) submitted the hearing request form within the allotted time frame to the Enterprise human resources department and a copy to the head of their home department in the Enterprise. The Enterprise's human resources department shall be responsible for determining the composition of the hearing panel and for establishing hearing rules and procedures, in each case subject to the provisions of the Enterprise Employee Policies. The Board of Review will be empowered to make a range of decisions necessary to fully resolve the grievance, including reinstatement (with or without backpay) or upholding the employee's discharge. The Board of Review's decision on the grievance will be final and binding for the employee and the Enterprise, and there will be no appeal beyond the Board of Review except as may be expressly provided in the Enterprise Employee Policies. Manager shall be responsible for administering the Enterprise Employee Policies. Any amendments to the Enterprise Employee Policies must be consistent with this subsection and shall not be effective unless they are approved by the Business Board.

     4.5.3. Senior Employees. The selection of the General Manager, Chief Financial Officer, Casino Manager, and Human Resources Manager of the Enterprise, or the functionally equivalent positions, shall be subject to consultation between, and agreement by, Manager, the Business Board and the Pokagon Council. All such Employees shall be Enterprise Employees.

     4.5.4. Enterprise Employees. The terms of employment of all Enterprise Employees shall be structured as though all labor, employment, and unemployment insurance laws applicable in the State which would apply to Enterprise Employees if they were not working on an Indian reservation would also apply to Enterprise Employees; except that the Band reserves the right to by ordinance establish a workman's compensation trust fund and worker's compensation system instead of adopting Michigan workers compensation law, and to adopt other laws and regulations that might preempt otherwise applicable law.

     4.5.5. Removal of Employees. Manager will act in accordance with the Enterprise Employee Policies with respect to the discharge, demotion or discipline of any Enterprise Employee.

     4.5.6. Band Employees. All Enterprise Employees shall be employees of the Band.

4.6. No Manager Internal Expenses; Limitation on Manager Payments. No Manager Internal Expenses shall be paid by the Enterprise. No officer, director, shareholder or employee of Manager or Lakes shall be compensated by wages from or contract payments by the Enterprise for their efforts or for any work which they perform under this Agreement. Neither Manager nor Lakes shall receive any payments from the Enterprise other than loan repayments (whether under the Lakes Development Note, the Lakes Facility Note, for other advances in accordance with this Agreement, or as subrogee after paying on any Loan guarantee) and the Management Fee to be paid to Manager under Section 5.1. Manager Internal Expenses may be paid from Management Fees and loan repayments after they have been received by Manager. Nothing in this subsection shall restrict the ability of an employee of the Enterprise to purchase or hold stock in Lakes where (a) such stock is publicly held, and (b) such employee acquires, on a cumulative basis, less than five percent (5%) of the outstanding stock in the corporation.

4.7. GRA Expenses. The funding of the operation of the Gaming Regulatory Authority shall, prior to the Commencement Date, be a start up expense of the Enterprise and thereafter shall be an Operating Expense. The budget for the GRA shall reflect the reasonable cost of regulating the Enterprise. Disputes between the parties relating to GRA costs shall be resolved pursuant to the provisions of Article 13 of this Agreement. The decisions and actions of the GRA as to Manager shall be subject to the provisions of Article 13 hereof, including without limitation the Specific Performance Restriction.

4.8. Employee Background Checks. A background investigation shall be conducted by the GRA in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. No individual whose prior activities, criminal record, if any, or reputation, habits and associations are known to pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of Manager or Lakes, or to create or enhance the dangers of unsuitable, unfair, or illegal practices and methods and activities in the conduct of Gaming, shall knowingly be employed by Manager, Lakes or the Band. The background investigation procedures employed by the GRA shall be formulated in consultation with Manager and shall satisfy all regulatory requirements independently applicable to Manager and Lakes. Any cost associated with obtaining such background investigations shall constitute an Operating Expense, provided, however, the costs of background investigations relating to Manager, Lakes and the shareholders, officers, directors or employees of Manager, Lakes or their Affiliates shall be borne solely by Manager, shall be nonrefundable, shall not be treated as part of the Lakes Development Loan or as Operating Expenses of the Enterprise, and shall not exceed $50,000.

4.9. Indian Preference. Recruiting and Training; Local Preference

     4.9.1. Indian Preference. In order to maximize benefits of the Enterprise to the Band, Manager shall, during the term of this Agreement, to the maximum extent reasonably possible under applicable law, including, but not limited to the Indian Civil Rights Act, 25 U.S.C. Section 1301, et seq., give preference in recruiting, training and employment to qualified members of the Band, their spouses, and children in all job categories of the Enterprise, including senior management. Manager shall:

          4.9.1.1. conduct job fairs and skills assessment meetings for Band members;

          4.9.1.2. in consultation with and subject to the approval of the Band, develop a management training program for Band members or people selected by the Band. This program shall be structured to provide appropriate training for those participating to assume full managerial control at the conclusion of the Term of this Agreement; and

          4.9.1.3. within two hundred seventy (270) days of the Commencement Date, Manager shall develop and present to the Band for its approval, a training plan designed so that, by the end of the Term of the Agreement, all Enterprise Employees will be Band members or others designated by the Band.

     4.9.2. Local Preference. Manager shall also give preference to residents of the community in which the Gaming Site is located and in hiring and purchasing shall comply with Section 4 of the Local Agreement. Any such preference shall be junior to the Indian Preference established under Section 4.9.1.

     4.9.3. Final Determination. Final determination of the qualifications of Band members and all other persons for employment shall be made by Manager, subject to any licensing requirements of the Gaming Regulatory Authority. Not later than 90 days prior to the Commencement Date, Manager shall develop and present to the Band for its approval a training plan designed to meet the goals set out in this section.

4.10. Pre-Opening. Nine months prior to the scheduled Commencement Date, Manager shall commence implementation of a pre-opening program which shall include all activities necessary to financially and operationally prepare the Facility for opening. To implement the pre-opening program, Manager shall prepare a comprehensive pre-opening budget which shall be submitted to the Business Board for its approval no later than seven months prior to the scheduled Commencement Date ("Pre-Opening Budget"). The Pre-Opening Budget shall identify expenses which Manager anticipates to be necessary or desirable in order to prepare the Facility for the Commencement Date, including without limitation, cash for disbursements, Furnishings and Equipment and Operating Supplies, hiring, training, relocation and temporary lodging of employees, advertising and promotion, office overhead and office space (whether on or off the Gaming Site), and travel and business entertainment (including opening celebrations and ceremonies) ("Pre-Opening Expenses"). The Band recognizes that the Pre-Opening Budget has been prepared well in advance of Commencement and is intended only to be a reasonable estimate, subject to variation due to a number of factors, some of which will be outside of Manager's control (e.g. the time of completion, inflationary factors and varying conditions for the goods and services required). The Band agrees that the Pre-Opening Budget may be modified from time to time, subject to approval of the Business Board in accordance with the procedure established by Section 4.11 of this Agreement for adjustments to the Operating Budget and Annual Plan.

4.11. Operating Budget and Annual Plan. Manager shall, prior to the scheduled Commencement Date, submit to the Business Board for its approval a proposed Operating Budget and Annual Plan for the Fiscal Year commencing on the Commencement Date. Thereafter, Manager shall, not less than 30 days prior to the commencement of each full or partial Fiscal Year, submit to the Business Board for its approval a proposed Operating Budget and Annual Plan for the ensuing full or partial Fiscal Year, as the case may be. The Operating Budget and Annual Plan shall include a projected income statement, balance sheet, and projection of cash flow for the Enterprise, with detailed justifications explaining the assumptions used therein. The Operating Budget and Annual Plan shall include, without limitation, a schedule of repairs and maintenance (other than Capital Replacements), a business and marketing plan for the Fiscal Year, and the Minimum Balance which must remain in the Enterprise Accounts and the House Bank as of the end of each month during the Fiscal Year to assure sufficient monies for working capital purposes, and detail of other expenditures proposed to be authorized under the Operating Budget and Annual Plan.

     The Operating Budget and Annual Plan for the Enterprise will be comprised of the following:

     4.11.1. A statement of the estimated income and expenses for the coming Fiscal Year, including estimates as to Gross Revenues and Operating Expenses for such Fiscal Year, such operating budget to reflect the estimated results of the operation during each month of the subject Fiscal Year;

     4.11.2. Either as part of the statement of the estimated income and expenses referred to Section 4.11.1, or separately, budgets (and timetables and requirements of Manager) for:

          4.11.2.1. repairs and maintenance;

          4.11.2.2. Capital Replacements;

          4.11.2.3. Furnishings and Equipment;

          4.11.2.4. advertising and business promotion programs for the Enterprise;

          4.11.2.5. the estimated cost of Promotional Allowances; and

          4.11.2.6. a business and marketing plan for the subject Fiscal Year.

     4.11.3. The Business Board's approval of the Operating Budget and Annual Plan shall not be unreasonably withheld or delayed. Manager shall meet with the Business Board to discuss the proposed Operating Budget and Annual Plan and the Business Board's approval shall be deemed given unless a specific written objection thereto is delivered by the Band Representatives to Manager within thirty (30) days after Manager and the Business Board have met to discuss the proposed Operating Budget and Annual Plan. If the Band Representatives for any reason decline to meet with Manager to discuss a proposed Operating Budget and Annual Plan after not less than twenty (20) days written notice, the Band Representatives shall be deemed to have consented unless a specific written objection is delivered to Manager within thirty (30) days after the date of the proposed meeting. The Business Board shall review the Operating Budget and Annual Plan on a line-by-line basis, if requested by the Band Representative.

     4.11.4. If the initial proposed Operating Budget and Annual Plan contains disputed budget item(s), the Band Representatives on the Business Board and the Manager agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). In the event that the Band Representatives on the Business Board and the Manager are not able to reach mutual agreement concerning any disputed or objectionable item(s) within a period of fifteen (15) days after the date the Band Representatives on the Business Board provide written notice of the Band's objection to Manager, either party shall be entitled to submit the dispute to arbitration in accordance with Article 13. If the Band Representatives on the Business Board and the Manager are unable to resolve the disputed or objectionable item(s) prior to the commencement of the applicable Fiscal Year, the undisputed portions of the proposed Operating Budget and Annual Plan shall be deemed to be adopted and approved and the corresponding line item(s) contained in the Operating Budget and Annual Plan for the preceding Fiscal Year shall be adjusted as set forth herein and shall be substituted in lieu of the disputed item(s) in the proposed Operating Budget and Annual Plan. Those line items which are in dispute shall be determined by increasing the preceding Fiscal Year's actual expense for the corresponding line items by an amount determined by Manager which does not exceed the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1997-98 = 100) for the Fiscal Year prior to the Fiscal Year with respect to which the adjustment to the line item(s) is being calculated or any successor or replacement index thereto. The resulting Operating Budget and Annual Plan obtained in accordance with the preceding sentence shall be deemed to be the Operating Budget and Annual Plan in effect until such time as Manager and the Band Representatives on the Business Board have resolved the items objected to by the Band Representatives on the Business Board or an arbitrator has rendered his award on the dispute.

     4.11.5. Adjustments to Operating Budget and Annual Plan and Capital Budget. Manager may, after notice to and approval by the Business Board, revise the Operating Budget and Annual Plan and the Capital Budget from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of expense. Expenditures shall not materially vary from the approved budgets nor exceed the aggregate Operating Budget and Annual Plan (as approved by the Business Board, and revised with the reasonable approval of the Business Board) absent the written consent of the Business Board; provided that the Band recognizes that (a) the absolute amounts of expenditures may exceed budgeted amounts if the volume of business at the Facility exceeds projections, (b) the relative amounts of income and expense may vary from budgeted amounts if the volume of business is less than projected, and (c) Manager does not guarantee the economic performance shown in budgets. Manager shall submit a revision of the Operating Budget and Annual Plan to the Business Board for review on a quarterly or other appropriate basis.

4.12. Capital Budgets. Manager shall, not less than 30 days prior to the commencement of each Fiscal Year, or partial Fiscal Year, submit to the Business Board a recommended capital budget (the "Capital Budget") describing the present value, estimated useful life and estimated replacement costs for the ensuing full or partial year, as the case may be, for the physical plant, furnishings, equipment, and ordinary capital replacement items, all of which are defined to be any items, the cost of which is capitalized and depreciated, rather than expended, using GAAP ("Capital Replacements") as shall be required to operate the Enterprise in accordance with sound business practices. Capital Replacements in the Capital Budget in an aggregate sum equal to or less than the sum of the Capital Replacement Reserve for the Fiscal Year shall be approved by the Business Board; and any amounts in excess of the Capital Replacement Reserve for the Fiscal Year shall be subject to approval of the Pokagon Council in its sole discretion. The Pokagon Council, Business Board, and Manager shall meet to discuss the proposed Capital Budget and the Business Board and Pokagon Council shall be required to make specific written objections to a proposed Capital Budget in the same manner and within the same time periods specified in Section 4.11.4 with respect to an Operating Budget and Annual Plan. The Business Board and Pokagon Council shall not unreasonably withhold or delay its consent. Unless the Pokagon Council, Business Board, and Manager otherwise agree, Manager shall be responsible for the design and installation of Capital Replacements, subject to the Business Board's approval and ratification by the Pokagon Council and right to inspect.

4.13. Capital Replacements. The Band shall effect and expend such amounts for any Capital Replacements as shall be required, in the course of the operation of the Enterprise, to maintain, at a minimum, the Enterprise in compliance with any Legal Requirements and to comply with Manager's recommended programs for renovation, modernization and improvement intended to keep the Enterprise competitive in its market; or to correct any condition of an emergency nature, including without limitation, maintenance, replacements or repairs which are required to be effected by the Band, which in Manager's sole discretion requires immediate action to preserve and protect the Facility, assure its continued operation, and/or protect the comfort, health, safety and/or welfare of the Facility's guests or employees (an "Emergency Condition"); provided, however, that the Band shall be under no obligation to fund Capital Replacements in aggregate amount greater than its periodic required contributions to the Capital Replacement Reserve described in Section 4.15. Manager is authorized to take all steps and to make all expenditures from the Disbursement Accounts described in Section 4.19.3 (in the case of non-capitalized repairs and maintenance), or Capital Replacement Reserve described at Section 4.14 (in the case of expenditures for Capital Replacements), as it deems necessary to repair and correct any Emergency Condition, regardless whether such provisions have been made in the Capital Budget or the Operating Budget and Annual Plan for any such expenditures; or the cost thereof may be advanced by Manager and reimbursed from future revenues. Design and installation of Capital Replacements shall be effected in a time period and subject to such conditions as the Business Board may establish to minimize interference with or disruption of ongoing operations.

4.14. Capital Replacement Reserve. Manager shall establish a Capital Replacement Reserve on the books of account of the Enterprise, and the periodic contributions of cash required by Section 4.15 shall be deposited by the Enterprise into an account (the "Capital Replacement Reserve") established in the Band's name at a bank designated by the Business Board in accordance with Section 4.19.1 of this Agreement. All amounts in the Capital Replacement

     Reserve shall be invested in interest bearing investments in accordance with the Enterprise Investment Policy to the extent that availability of funds, when required, is not thereby impaired. Interest earned on amounts deposited in the Capital Replacement Reserve shall be credited to the Capital Replacement Reserve and shall be available for payment of expenditures for Capital Replacements to the Facility. Manager shall draw on the Capital Replacement Reserve for Capital Replacements to purchase those items included in the Capital Budget approved by the Business Board or such emergency additions, repairs or replacements as shall be required to correct an Emergency Condition.

4.15. Periodic Contributions to Capital Replacement Reserve. In accordance with
     Section 5.5 of this Agreement, Manager shall make monthly deposits into the Capital Replacement Reserve in amounts equivalent to an annual rate of 1% (one percent) of Gross Revenues during the first twelve (12) month period after the Commencement Date and equivalent to an annual rate of 3% (three percent) of Gross Revenues during the remainder of the Fiscal Year in which such twelve (12) month period ends and during each successive Fiscal Year over the remainder of the Term; such reserve shall be funded out of Monthly Distribution Payments. The cash amounts required to be so deposited shall be calculated and deposited into the Capital Replacement Reserve, in arrears, no later than the twenty-first (21st) day of the month immediately following the month with respect to which a deposit is made. If any adjustment of Gross Revenues is made as result of an audit or for other accounting reasons, a corresponding adjustment in the Capital Replacement Reserve deposit shall be made. In addition, all proceeds from the sale of capital items no longer needed for the operation of the Enterprise, and the proceeds of any insurance received in reimbursement for any items previously paid from the Capital Replacement Reserve, shall be deposited into the Capital Replacement Reserve upon receipt.

4.16. Use and Allocation of Capital Replacement Reserve. Any expenditures for Capital Replacements which have been budgeted and previously approved may be paid from the Capital Replacement Reserve without further approval from the Business Board. Any amounts remaining in the Capital Replacement Reserve at the close of any year shall be carried forward and retained in the Capital Replacement Reserve until fully used. If the amounts in the Capital Replacement Reserve at the end of any year plus the anticipated contributions to the Capital Replacement Reserve for the next ensuing year are not sufficient to pay for Capital Replacements authorized by the Capital Budget for such ensuing year, then additional funds, in the amount of the projected deficiency, may be advanced by the Manager and reimbursed by the Enterprise from future revenues.

4.17. [intentionally omitted]

4.18. Internal Control Systems. Manager shall install systems for monitor of all funds (the "Internal Control Systems"), which systems shall comply with all Legal Requirements, and shall be submitted to the Business Board and the Band Regulatory Authority for approval in advance of implementation, which approval shall not be unreasonably withheld. The Band shall retain the right to review all Internal Control Systems and any changes instituted to the Internal Control Systems of the Enterprise. The Band shall have the right to retain an auditor to review the adequacy of the Internal Control Systems prior to the Commencement Date. The cost of such review shall be a Pre-Opening Expense. Any significant changes in such systems after the Commencement Date also shall be subject to review and approval by the Gaming Regulatory Authority. The Gaming Regulatory Authority and Manager shall have the right and duty to maintain and police the Internal Control Systems in order to prevent any loss of proceeds from the Enterprise. The Gaming Regulatory Authority shall have the right to inspect and oversee the Internal Control System at all times. Manager shall install a closed circuit television system to be used for monitoring the cash handling activities of the Enterprise sufficient to meet all Legal Requirements.

4.19. Banking and Bank Accounts.

     4.19.1. Enterprise Accounts. The Business Board shall select, and the Pokagon Council shall approve, a bank or banks for the deposit and maintenance of funds and shall establish in such bank or banks accounts as Manager deems appropriate and necessary in the course of business and as consistent with this Agreement, including the Dominion Account ("Enterprise Accounts"). Establishment of any Enterprise Bank Account shall be subject to the approval of the Business Board. The sum of money agreed to by the Business Board to be maintained in the Enterprise Bank Account(s) to serve as working capital for Enterprise operations, shall include all sums needed for the House Bank, and all sums needed to accrue for payment of expenses not paid on a monthly basis (the "Minimum Balance"). Manager shall propose a policy for investing funds in excess of the Minimum Balance (the "Enterprise Investment Policy"), which shall be subject to the approval of the Business Board.

     4.19.2. Daily Deposits to Dominion Account. Manager shall establish for the benefit of the Band in the Enterprise's name a Dominion Account, which shall be subject to the lien and security interest of Manager to the extent provided in Section 9.2.1(j) of the Development Agreement and the Dominion Agreement. Manager shall collect all Gross Revenues and other proceeds connected with or arising from the operation of the Enterprise, the sale of all products, food and beverage, and all other activities of the Enterprise and deposit the related cash daily into the Dominion Account at least once during each 24-hour period unless otherwise agreed by the Business Board. All money received by the Enterprise on each day that it is open must be counted at the close of operations for that day or at least once during each 24-hour period. Manager agrees to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, which expense shall constitute an Operating Expense.

     4.19.3. Disbursement Accounts. Manager shall establish for the benefit of the Band in the Enterprise's name one or more Disbursement Accounts. Manager shall, consistent with and pursuant to the approved annual Operating Budget and Annual Plan and Capital Budget, have responsibility and authority for making all payments for Operating

          Expenses, debt service, Management Fees, and Tribal Distributions from the Disbursement Accounts.

     4.19.4. No Cash Disbursements. Manager shall not make any cash disbursements from the Enterprise Accounts except for the payment of cash prizes from the House Bank; and except for such cash disbursements from the House Bank, any and all payments or disbursements by the Manager shall be made by check or wire transfer drawn against an Enterprise Bank Account.

     4.19.5. Transfers Between Accounts. Manager has the authority to transfer funds from and between the Enterprise Accounts to the Disbursement Accounts in order to pay Operating Expenses and to pay debt service pursuant to the Loans, to invest funds in accordance with the Enterprise Investment Policy, and to pay the Management Fees and Tribal Distributions pursuant to this Agreement, and to make other payments required by Section 5.5 below.

     4.19.6. Transfers from Dominion Account to Disbursement Accounts. Manager agrees that, notwithstanding any provision of the Dominion Agreement or any Band Event of Default or any default by the Band under the Dominion Agreement, it shall make or permit timely transfers from the Dominion Account to Disbursement Accounts of all funds needed to pay
          (a) Operating Expenses; (b) the Minimum Guaranteed Monthly Payment;
          (c) all Loans, as well any other third party loans to which Manager has subordinated in writing; (d) deposits into the Capital Replacement Reserve pursuant to Section 4.15 of this Management Agreement; (e) maintenance of the Minimum Balance, and any other reserves approved by the Business Board with the written consent of Manager; and (f) claims of third parties granted priority over Manager under the Agreements, if the events occur which trigger that priority. Manager further agrees that, prior to any Band Event of Default, it shall make timely transfers to Disbursement Accounts to enable the Monthly Distribution Payment to be made to the Band when due, and otherwise in accordance with this Agreement.

4.20. Insurance. Manager, on behalf of the Band, shall arrange for, obtain and maintain, or cause its agents to maintain, with responsible insurance carriers licensed to do business in the State, insurance satisfactory to Manager and the Business Board covering the Facility and the operations of the Enterprise, naming the Band, the Enterprise and Manager as insured parties. Manager shall recommend to the Business Board the minimum amounts of insurance coverage for the Enterprise, which shall be subject to the reasonable approval of the Band but shall be no less than the following:

     4.20.1. Commercial General Liability Insurance, including coverage for incidental contracts, on an occurrence basis with minimum limits of liability of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for bodily injury and/or property damage.

     4.20.2. Property Insurance in an amount adequate to cover the full replacement value of all buildings, personal property, decorations, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments, and all other contents located or placed in the Facility. Coverage shall insure against those risks of loss as are commonly covered under the Insurance Services Offices Special Cause of Loss form.

     4.20.3. Boiler or Machinery Insurance covering all pressure vessels, boilers, air conditioning equipment or similar equipment, if any, in, on, adjoining, above or beneath the Facility.

     4.20.4. Business Income Insurance covering at least those risks referred to in subparagraph 4.20.2.

     4.20.5. Worker's Compensation Insurance including statutory coverage and employers liability in an amount not less than one million ($1,000,000) per person covering all employees as required by the laws of Michigan or of the United States.

     4.20.6. Crime coverage - Employee Dishonesty coverage; Loss inside/outside the premises coverage; Depositor's forgery coverage; Computer Fraud coverage. Coverage shall include any employee welfare, 401k plan or pension benefit as required under ERISA.

     4.20.7. Automobile liability insurance including hired and non-owned liability not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage. Such non-owned and hired liability insurance shall include coverage for physical damage.

     4.20.8. If liquor is to be sold or dispensed, a policy of liquor liability insurance with limits of not less than One Million Dollars ($1,000,000.00) per occurrence.

     4.20.9. Umbrella or Excess Liability insurance with limits of not less that Ten Million Dollars ($10,000,000.00) per occurrence and Ten Million Dollars ($10,000,000.00) annual aggregate providing excess limits over the Commercial General Liability, Employers Liability, Automobile Liability and Liquor Liability described above.

     4.20.10. All of the above insurance shall be written by one or more responsible insurance companies with an A.M. Best Ratings of A-8 or better.

4.21. Accounting and Books of Account.

     4.21.1. Statements. Manager shall prepare and provide to the Band on a monthly, quarterly, and annual basis, operating statements on behalf of the Enterprise. The operating statements shall comply with all Legal Requirements and shall include an income statement, statement of cash flows, and balance sheet for the Enterprise. Such statements shall include the Operating Budget and Annual Plan and Capital Budget projections as comparative statements, and, after the first full year of operation, will include comparative statements from the comparable period for the prior year; and shall reflect in accordance with GAAP all amounts collected and received and all expenses, deductions and disbursements made therefrom in connection with the Enterprise.

     4.21.2. Books of Account. Manager shall maintain full and accurate books of account on behalf of the Enterprise at an office in the Facility and at such other location as may be determined by Manager. The GRA and other designated representatives of the Pokagon Council shall have immediate access to the daily operations of the Enterprise and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records. Such rights may be exercised through the Gaming Regulatory Authority or through an agent, employee, attorney, or independent accountant acting on behalf of the Band.

     4.21.3. Accounting Standards. Manager shall maintain the books and records on behalf of the Enterprise reflecting the operations of the Enterprise in accordance with Generally Accepted Accounting Principles consistently applied and shall adopt and follow the fiscal accounting periods utilized by the Enterprise in its normal course of business (i.e., a month, quarter and year prepared in accordance with the Fiscal Year). The accounting systems and procedures shall comply with Legal Requirements and, at a minimum:

          4.21.3.1. include an adequate system of internal accounting controls;

          4.21.3.2. permit the preparation of financial statements in accordance with GAAP;

          4.21.3.3. be susceptible to audit in accordance with GAAP and all requirements of IGRA and the NIGC:

          4.21.3.4. permit the calculation and payment of the Management Fee described in Section 5 below and the calculation by the Tribe and the NIGC of annual fees payable under 25 C.F.R. Section 514.1; and

          4.21.3.5. provide for the allocation of operating expenses or overhead expenses among the Band, the Enterprise, and any other user of shared facilities and services.

          4.21.3.6. All monthly internal and annual audited financial statements shall show separately the Net Revenue (Gaming) and related Operating Expenses and the Net Revenue (Other) and related Operating Expenses, as well as Net Revenue and Operating Expenses for the entire Enterprise.

4.22. Annual Audit. An independent certified public accounting firm selected by the Band which is a "Big Five" accounting firm with not less than five (5) years auditing experience with gaming enterprise operations shall perform an annual audit of the books and records of the Enterprise and of all contracts for supplies, services or concessions reflecting Operating Expenses, and shall provide such other services as the Business Board shall designate. The Band, the BIA and the NIGC shall also have the right to perform special audits of the Enterprise on any aspect of the Enterprise at any time without restriction. The costs incurred for such audits shall constitute an Operating Expense. Such audits shall be provided by the Band to all applicable federal and state agencies, as required by law, and may be used by Manager for reporting purposes under federal and state securities laws, if required. All audited financial statements shall conform to all requirements of IGRA and the NIGC and, to the extent required by Legal Requirements, shall segregate gaming revenue and expenses from non-gaming revenue and expenses.

4.23. Manager's Contractual Authority. Manager is authorized to make, enter into and perform in the name of and for the account of the Band, doing business as the Enterprise, such contracts deemed necessary by Manager to perform its obligations under this Agreement, provided such contracts comply with the terms and conditions of this Agreement, including, but not limited to,
     Section 4.2.4, and provided such contracts do not obligate the Enterprise to pay sums not approved in the Operating Budget and Annual Plan or the Capital Budget.

4.24. Retail Shops and Concessions. The Business Board shall approve in advance in writing the specific type or types of shops or concessions to be authorized for inclusion in the Facility.

4.25. Entertainment Approvals. The Pokagon Council may require that the Business Board approve in advance in writing entertainment and/or sporting events to provide at the Facility.

4.26. Litigation. Except for disputes between the Band and Manager, and claims relating to the Band's status as a Tribe or the trust status of the Gaming Site, Manager shall bring and/or defend and/or settle any claim or legal action brought against Manager, the Enterprise or the Band, individually, jointly or severally, or any Enterprise Employee, in connection with the operation of the Enterprise if the basis of such claim or legal action was within the scope of Manager's authority under the Agreements; except that bringing litigation or arbitration relating to claims in excess of $100,000 must be approved by the Business Board and, as to claims in excess of $500,000, by the Pokagon Council (which consent shall not be unreasonably withheld); and Manager shall furnish such information regarding claims, litigation and arbitration as the Band may request. Subject to the

     Band's approval of legal counsel, Manager shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to assert or defend any such claim or cause of action. All liabilities, costs and expenses, including reasonable attorneys' fees and disbursements incurred in defending and/or settling any such claim or legal action which are not covered by insurance and which, as to Manager, relate to acts or omissions of Manager within the scope of its authority under the Agreements, shall be an Operating Expense, or, if incurred prior to the Commencement Date, shall be a Pre-Opening Expense. Nothing contained herein is a grant to Manager of the right to waive the Band's or the Enterprise's sovereign immunity. That right is strictly reserved to the Band, and shall at the option of the Pokagon Council be asserted by the Band through its counsel (whose fees and expenses relating to the Enterprise shall be an Operating Expense). Any settlement of a third party claim or cause of action shall require approval of the Business Board and, as to claims in excess of $100,000 not covered by insurance, by the Pokagon Council (which consent shall not be unreasonably withheld).

5.   MANAGEMENT FEE, DISBURSEMENTS, AND OTHER PAYMENTS BY MANAGER.

5.1. Management Fee. Subject to the provisions of Section 5.5, on or before the twenty first (21st) day of each month after the month in which the Commencement Date occurs, Manager is authorized by the Band to pay itself from the Enterprise Bank Account(s) a fee as follows: 24% of the Net Revenues of the Enterprise in the period from the Commencement Date until the first day of the month next following the Commencement Date (which shall constitute the commencement of the next Fiscal Year), payable on or before the twenty-first day of that next month; then 24% of the Net Revenues of each succeeding month, payable monthly in arrears, until the Net Revenues in a Fiscal Year have totaled $80 million; and thereafter 19% of Net Revenues of each succeeding month, payable monthly in arrears, to the extent that aggregate Net Revenues in such Fiscal Year exceed $80 million. To the extent that aggregate Net Revenues reach $80 million during a month, the fee shall be prorated.

5.2. Fee Subordinated. The Management Fee shall be subordinated to the Bank Loan, the Equipment Loan, any other third-party loans or equipment leases pertaining to the Enterprise, and the Minimum Guaranteed Monthly Payment. Manager agrees to execute and deliver subordination agreements evidencing such subordination in form reasonably acceptable to the Bank Lender, the Equipment Lender, or any other third-party lender or equipment lessor.

5.3. Disbursements. As and when received by the Enterprise, Gross Revenues shall be deposited in the Dominion Account created pursuant to Section 4.19.2 of this Agreement. There shall, in turn, be disbursed by Manager, on a monthly basis, for and on behalf of the Band, funds from the Enterprise Bank Account(s) in accordance with Section 4.19.6 of this Agreement to pay, to the extent available, Operating Expenses and, subject to the terms of
     Section 5.5, required deposits into the Capital Replacement Reserve for Capital Replacements. Manager will reserve funds in the Enterprise in amounts equal to the Minimum Balance. Additionally, to cover any operating cash shortfall, the Band and the

     Manager shall advance monies to the Enterprise sufficient to cover any operating cash shortfall, such advances being made by the Band and Manager as follows: all such operating cash shortfalls shall be covered by Manager until six months after the Commencement Date (provided that Manager shall not be required to make advances at any time that outstanding advances under this subsection total more than $2,000,000); thereafter, any such shortfalls shall be covered by the Band.

     5.3.1. Any advances made by Manager under this subsection (the "Lakes Working Capital Advances") shall be evidenced by the Lakes Working Capital Advance Note, shall accrue interest at an annual rate equal to the Band Interest Rate from the date that advances are made, and shall be repaid as provided in Section 5.5 below. Any amounts outstanding on termination of this Management Agreement on account of Lakes Working Capital Advances shall be payable on the same terms as the Lakes Development Loan under the Development Agreement. The Lakes Working Capital Advance Note shall be a Limited Recourse obligation of the Band and shall be secured by the Dominion Agreement and the Lakes Security Agreement.

     5.3.2. Any advances made by the Band under this subsection (the "Band Working Capital Advances") shall accrue interest at an annual rate equal to the Band Interest Rate from the date that advances are made, and shall be repaid as provided in Section 5.5 below.

5.4. Adjustment to Bank Account. After the disbursements pursuant to Section 5.3 and establishment of any additional reserves for future disbursements as Manager deems necessary and as are approved by the Business Board, taking into account anticipated cash flow and Operating Costs of the Enterprise, any excess funds remaining in the Enterprise Bank Account(s) over the Minimum Balance, the Capital Replacement Reserve, and such additional reserves as may be approved by the Business Board shall be disbursed monthly in accordance with Section 5.5.

5.5. Payment of Fees and Band Disbursement. Within twenty one (21) days after the end of each calendar month of operations, Manager shall calculate Gross Revenues, Operating Expenses, and Net Revenues of the Enterprise for the previous month's operations and the Fiscal Year's operations to date. Such Net Revenues shall be disbursed from the Enterprise Bank Account(s) prior to a Band Event of Default to the extent available in the following order of priority:

     5.5.1. the Minimum Guaranteed Monthly Payment described in Section 5.6;

     5.5.2. Principal due on the Lakes Working Capital Advance Note;

     5.5.3. Principal due to the Band on account of Band Working Capital
          Advances;

     5.5.4. Principal due on the Minimum Payments Note (subject to the provisions of Section 5.6.2);

     5.5.5. Current principal and any other payments due on all Loans (and if payments are due quarterly, a reserve equal to one third of the scheduled quarterly payment shall be deposited in a designated Enterprise Bank Account for such payment, and may be invested in accordance with the Enterprise Investment Policies pending payment);

     5.5.6. Capital Replacement Reserve contributions as described in Section 4.15; and

     5.5.7. The Management Fee.

     All remaining Net Revenues (the "Monthly Distribution Payment") shall be distributed to the Band, prior to a Band Event of Default and such notice as Manager may be required to give before exercising rights under the Dominion Agreement, at the same time the Management Fee is paid. After a Band Event of Default and the giving of such notice, payments shall be made in accordance with Section 4.19.6 above and, to the extent not inconsistent with that subsection, the Dominion Agreement, prior to payments of any remaining Net Revenues to the Band.

5.6. Minimum Guaranteed Monthly Payment.

     5.6.1. The Enterprise shall, subject to the provisions of Sections 5.6.2 through 5.6.5, pay the Band $1,000,000 per month (the "Minimum Guaranteed Monthly Payment"), beginning on the Commencement Date and continuing for the remainder of the Term. The Minimum Guaranteed Monthly Payment shall be payable to the Band in arrears on the twenty first (21st) day of each calendar month following the month in which the Commencement Date occurs, which payment shall have priority over the Management Fee. If the Commencement Date is a date other than the first day of a calendar month, the first payment will be prorated from the Commencement Date to the end of the month. Minimum Guaranteed Monthly Payments shall also be prorated if gaming is conducted at the Facility for any other partial months.

     5.6.2. Minimum Guaranteed Monthly Payments shall be deducted from any Monthly Distribution Payments to be received by the Band under Section
          5.5 above in any given month; provided, however, that if the Net Revenues in a given month are less than $1,000,000, Manager shall pay the funds necessary to compensate for the deficiency from its own funds (the "Minimum Guaranteed Payment Advances"); and provided further that the Minimum Guaranteed Monthly Payments shall be reduced to $10,000 per month for the remaining months during each Calculation Year after the Band has received in such Calculation Year total Net Revenue distributions of $12,000,000. Pursuant to Section 5.5.4, Manager shall be entitled to recoup from the Band's Monthly Distribution Payment in succeeding months of a Calculation Year any Minimum Guaranteed Payment Advances made under this paragraph in that same Calculation Year, but in no event shall this recoupment payment result in the Band's receiving less than its Minimum Guaranteed Monthly Payment in any month. Manager shall not otherwise be entitled to reimbursement from the Enterprise or the Band for Minimum Guaranteed

          Payment Advances and shall not be entitled to charge any interest on any Minimum Guaranteed Payment Advances made hereunder. Minimum Guaranteed Monthly Payments shall have priority over retirement of development and construction costs. Minimum Guaranteed Payment Advances shall not have such priority, shall not accrue interest, and shall be evidenced by the Minimum Payments Note. The Minimum Payments Note shall be secured by Great Lakes' security interest in the Dominion Account, but such security interest shall not alter its priority of payment under Section 5.5 or the limitations on recoupment imposed under this Section 5.6.2.

     5.6.3. The obligation to make Minimum Guaranteed Monthly Payments shall cease upon termination of this Agreement, unless the Agreement is terminated by the Band for a Material Breach by the Manager.

     5.6.4. The Minimum Guaranteed Monthly Payment shall be reduced prospectively from $1,000,000 to $500,000 upon the opening, if any, of a casino in Indiana owned by the Band, on the same cumulative basis as provided in Section 5.6.2.

     5.6.5. Except as provided in this Section 5.6 with regard to cumulation of payments in any Calculation Year or otherwise specifically provided in this Agreement, Manager's obligation to pay the Band the Minimum Guaranteed Monthly Payment is unconditional and shall not be affected by the actual level of funds generated by the Enterprise. Minimum Guaranteed Monthly Payments shall also be prorated if gaming is conducted at the Facility for any partial months.

5.7. Payment of Net Revenues. The Net Revenues paid to the Band pursuant to this
     Article 5 shall be payable to the Band bank account specified by the Pokagon Council in a notice to Manager pursuant to Section 18.2.

5.8. Harrah's Termination Agreement. Manager shall pay out of its Management Fee all obligations of the Band to make payments under Sections 1.4.1 and 1.4.3 (as it pertains to interest on payments due under Section 1.4.1) of the Termination Agreement dated September 12, 1998 between the Band and Harrah's Southwest Michigan Casino Corporation (the "Harrah's Termination Agreement"), and shall indemnify and hold the Band harmless against all loss, liability and expense relating to its liability under those sections of the Harrah's Termination Agreement. Such payments shall not constitute Operating Expenses of the Gaming Facility and shall not be reimbursed by the Band or the Enterprise.

5.9. Band Indemnification - Indiana Casino. The Band shall, to the extent not prohibited under the IGRA and NIGC regulations, indemnify Manager against any decrease in Management Fee caused by an Indiana casino owned or operated by the Band, provided that (a) the alleged reduction in fees shall be measured against the Management Fees actually earned by Manager in the 12-month period preceding the date on which the Manager notifies the Band of the claim for indemnification under this section, without giving effect to any subsequent actual or projected increase in such fees over that level; and (b) in any arbitration relating to such a claim, Manager must prove its claim by clear and convincing evidence. The Band and Manager recognize that the NIGC has not approved, and will not by its approval of this Agreement approve, any increase in the management fee payable to Manager under this Agreement as a result of the indemnification provided under this section; and further agree that the sum of payments to Manager under this section and management fees paid to Manager under Section 5.1 of this Agreement shall in no event exceed 30% of actual Net Revenues unless an amendment of this Agreement is first approved by the NIGC.

5.10. Maximum Dollar Amount for Recoupment. The maximum dollar amount for recoupment of the development and construction costs of the Facility and the Enterprise shall be the aggregate amount of (a) all Loans made under
     Section 9.2 of the Development Agreement, including the Lakes Development Loan, the Bank Development Loan, the Lakes Facility Loan and the Equipment Loan, plus (b) all amounts loaned under the Minimum Payments Note, the Lakes Working Capital Advance Note, the Non-Gaming Land Acquisition Line of Credit and the Transition Loan Note, provided that such aggregate amount shall not exceed $379,500,000.

6.   ENTERPRISE NAME; MARKS

6.1. Enterprise Name. The Enterprise shall be operated under the name "Four Winds Casino Resort," or such other business name as may be approved by the Manager and the Band (the "Enterprise Name").

6.2. Marks. All Marks shall be approved by the Business Board and shall be subject to the reasonable approval of the Pokagon Council. Prior to the Commencement Date and from time to time during the Term hereof, Manager agrees to take such actions on behalf of the Band as are reasonably necessary to register and protect all Marks.

6.3. Signage. Manager shall erect and install in accordance with local codes and regulations appropriate signs in, on or about the Facility, including, but not limited to, signs bearing Marks as part of the Enterprise Name. The costs of purchasing, leasing, transporting, constructing, maintaining and installing the required signs and systems, and of registering and protecting all Marks, shall be part of the Operating Expenses.

7.   TAXES

7.1. State and Local Taxes. If the State or any local government attempts to impose any tax including any possessor interest tax upon any party to this Agreement or upon the Enterprise, the Facility or the Gaming Site, the Pokagon Band may direct the Enterprise, in the name of the appropriate party or parties in interest, to resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating Expense of the Enterprise. Any such tax shall constitute an Operating Expense of the Enterprise. This section shall in no manner be construed to imply that any party to this Agreement or the Enterprise is liable for any such tax.

7.2. Band Taxes. The Band agrees that neither it nor any agent, agency, affiliate or representative of the Band will impose any taxes, fees, assessments or other charges of any nature whatsoever on payments of any debt service on any Loan or on debt service on any other financing for the Facility or for the Enterprise, or on the revenues of the Enterprise or the Facility, or on the Management Fee as described in Section 5.1 of this Agreement; but the Band reserves the right to otherwise impose usual and customary taxes and fees on transactions at or in connection with the Facility or on the Facilities' employees, officers, directors, vendors and patrons. Without limiting the foregoing, the Band shall be specifically permitted to impose (a) charges, assessments, fines or fees imposed by governmental entities of the Band which are reasonably related to the cost of Tribal governmental regulation of public health, safety or welfare, or the integrity of Tribal gaming operations, and (b) other taxes, charges, assessments or fees imposed against the Enterprise or property of the Enterprise, or sales, use, excise, hotel occupancy and other similar taxes (excluding taxes, charges, assessments or fees against real or personal property of the Facility or on gaming revenues or earnings) of such types and percentage amounts not to exceed those imposed by any state or local government within the Restricted Territory.

7.3. Compliance with Internal Revenue Code. Manager shall comply with all applicable provisions of the Internal Revenue Code.

8.   BUY-OUT OPTION

     The Band shall have the right, beginning two years after the Commencement Date, to buy out the remaining term of this Agreement (the "Buyout Option"), provided that such buyout includes repayment in full of all outstanding debt owed by the Band to Manager, including without limitation the Lakes Development Loan, the Lakes Facility Loan (to the extent made by Manager), the Transition Loan, the Non-Gaming Land Acquisition Line of Credit, and either repayment of the Bank Development Loan, the Lakes Facility Loan and the Equipment Loan (to the extent they are guaranteed by Manager or are subject to credit enhancements furnished by Manager) or release of Manager's and Lakes' guarantees and other credit enhancements, if any, relating to those Loans. The Buyout Option price shall be determined by multiplying the average monthly Management Fee earned during the 12 month period prior to exercise of the Buyout by the number of months remaining in the term of this Agreement, and discounting future payments at a discount rate equal to the Band Interest Rate. The Band shall not be required in connection with its exercise of the Buyout Option to pay any termination fee or to make any payment related to the value of gaming equipment, amenities, or any other asset of the Facility or the Enterprise.

9.   EXCLUSIVITY; NON-COMPETITION

9.1. Exclusivity in Michigan. The Band shall deal exclusively with Manager for gaming development on Indian lands in Michigan from the date of execution of this Agreement through the earlier of five years from the Commencement Date or termination or buyout of the Agreements.

9.2. Indiana Casino. Manager and Lakes recognize that the Band intends to develop a casino in Indiana, and that the Band shall have no obligations to Manager or Lakes in that regard; except that the Band agrees that, if it decides to engage an outside manager to develop or operate an Indiana casino, it shall discuss contracting with Manager for such development or operation for 45 days before soliciting proposals from third parties as to management or development of that casino. No obligation to enter into an agreement with Manager shall be implied from this undertaking, and the Band shall retain full and absolute discretion in that regard.

9.3. Non-Competition. Manager and Lakes each agree that for five years after execution of the Agreements or the Term of the Agreements, whichever is greater, neither it nor any of their respective present or future Insiders will without the prior written approval of the Pokagon Council directly or indirectly in the Restricted Territory develop, operate, consult with regard to, or be in any way affiliated with any non-Indian gaming facility, any Class II or III Gaming facility or any other kind of gaming, or any hotels or other amenities related to such gaming or facility; except that Insiders shall not include (a) Kids Quest, Grand Casinos, Inc., or Innovative Gaming Corp. by reason of (i) the service of (A) Lyle Berman as director or employee (without management responsibility) of such entities,, or (ii) any stock ownership of Manager or Lakes in such entities; or (b) any entity because of the investment banking services of Ron Kramer, a director of Lakes. References in this section shall include such entity's successor, whether by merger, acquisition or otherwise.

9.4. Permitted Assignment; Change of Control

     9.4.1. Manager may not assign its rights under this Agreement without the Band's prior written consent, except that Manager may assign its rights under such Agreement, but not its obligations, to a wholly owned subsidiary of Lakes.

     9.4.2. The Band may not assign its rights under this Agreement; except that the Band may, without the consent of Manager, but subject to approval by the Secretary of the Interior or the Chairman of the NIGC or his authorized representative, if required, assign this Agreement and the assets of the Enterprise to a Corporate Commission or other instrumentality of the Band organized to conduct the business of the Project and the Enterprise for the Band that assumes all obligations herein. No assignment authorized hereunder shall be effective until all necessary governmental approvals have been obtained. No such assignment shall relieve the Band of any obligation hereunder, unless otherwise agreed by Manager or the holder of such obligation.

     9.4.3. The Band shall be entitled to terminate the Agreements if Manager or Lakes undergoes a Change of Control or if Great Lakes ceases to be a wholly-owned subsidiary of Lakes, in each case without the prior written consent of the Band. The Band shall not be required to prepay any amounts advanced by Manager, Lakes or any third party in the event of such termination, and such obligations shall remain payable in accordance with their payment terms. Manager and Lakes agree to notify the Band in writing within 30 days after the occurrence of any event described in Clauses I or II in the definition of Change of Control, and within 30 days of Manager's knowledge of any event described in Clauses III or IV of that definition.

          "Change of Control," for purposes of this provision, means (I) the merger, consolidation or other business combination of Manager or Lakes with, or acquisition of all or substantially all of the assets of Manager or Lakes by, any other entity, except that (A) Manager may merge with any other entity wholly owned by Lakes if the surviving entity assumes the obligations of Manager under the Agreements, and
          (B) Lakes Gaming and Resorts, LLC may merge with any other entity wholly owned by Lakes if the surviving entity assumes the obligations of Lakes Gaming and Resorts, LLC under the Guaranty, provided that in each case Lakes shall remain liable under the Guaranty; (II) Lyle Berman's ceasing to be either Chief Executive Officer or Chairman of the Board of Lakes (other than on account of death or disability, and except as provided at the end of this definition); (III) the acquisition by any person or affiliated group of persons not presently a shareholder of Manager of beneficial ownership of 30% or more in interest of the outstanding voting stock of Lakes, as determined under 17 CFR Sections 240.13d-3 or 240.16a-1; or (IV) the acquisition by any person or affiliated group of persons not presently a shareholder of Lakes of beneficial ownership of 10% or more in interest of the outstanding voting stock of Lakes, as determined under 17 CFR Sections 240.13d-3 or 240.16a-1, if a majority of the Board of Directors of Lakes is replaced within two years after such acquisition by directors not nominated and approved by the Board of Directors.

9.5. Restrictions on Collateral Development. Manager and Lakes each agree that for five years after execution of the Agreements or the Term of the Agreements, whichever is greater, neither it nor any of its present or future Insiders will directly or indirectly purchase any land or operate, manage, develop or have any direct or indirect interest in any commercial facilities or business venture located within 20 miles of the Facility without the prior written consent of the Band.

10.  REPRESENTATIONS, WARRANTIES, AND COVENANTS

10.1. Representations and Warranties of the Band. The Band represents and warrants to Manager as follows:

     10.1.1. Due Authorization. The Band's execution, delivery and performance of this Agreement and all other instruments and agreements executed in connection with this Agreement have been properly authorized by the Band and do not require further Band approval.

     10.1.2. Valid and Binding. This Agreement and all other instruments and agreements executed in connection with this Agreement have been properly executed, and once approved in accordance with Legal Requirements constitutes the Band's legal, valid and binding obligations, enforceable against the Band in accordance with their terms.

     10.1.3. Pending Litigation. There are no actions, suits or proceedings, pending or threatened, against or affecting the Band before any court or governmental agency that relate to the Project, the Enterprise or any transaction contemplated by the Transaction Documents, except as disclosed on Exhibit B.

10.2. Band Covenants. The Band covenants and agrees as follows:

     10.2.1. No Impairment of Contract. During the term of this Agreement and the Development Agreement, the Band shall enact no law impairing the obligations or contracts entered into in furtherance of the development, construction, operation and promotion of Gaming on the Gaming Site. Neither the Pokagon Council nor any committee, agency, board of any other official body, and no officer or official of the Band shall, by exercise of the police power or otherwise, act to modify, amend, or in any manner impair the obligations of contracts entered into by the Pokagon Council or the GRA or other parties in furtherance of the financing, development, construction, operation, or promotion of Gaming at the Gaming Site without the written consent of the non-tribal parties to such contracts.

     10.2.2. Waiver of Sovereign Immunity. The Band will waive sovereign immunity on the limited basis described in Section 13.1 with respect to this Agreement.

     10.2.3. Valid and Binding. This Agreement, the Development Agreement, the Lakes Development Note, the Lakes Facility Note, the Lakes Working Capital Advance Note, the Minimum Payments Note, the Transition Note and the Non-Gaming Land Acquisition Line of Credit, and each other contract contemplated by this Agreement shall, once approved in accordance with Legal Requirements, be enforceable in accordance with their terms.

     10.2.4. Legal Compliance. In its performance of this Agreement, the Band shall comply with all Legal Requirements.

     10.2.5. No Termination. The Band shall not act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to its express terms or with the consent of Manager.

     10.2.6. Title to Assets. During the Term of this Agreement the Band shall retain its interest in the title to (or the leasehold interest in) all Enterprise assets, including the Gross Revenues, the Gaming Site and any fixtures, supplies and equipment, subject to the purchase money security interest in equipment securing the Equipment Loan, Lakes' security interest in the Dominion Account and (to the extent applicable) in the Furnishings and Equipment (until all obligations of the Band to Lakes secured by that account and such Furnishings and Equipment are paid in full, to the extent provided in Section 9.2.1(j) of the Development Agreement), and any other liens granted in accordance with the Development Agreement.

     10.2.7. Notwithstanding the foregoing, a breach of this subsection 10.2 shall not be a basis to overturn, negate or in any manner modify any Governmental Action through arbitration or other proceedings, and any remedy for such breach shall be subject to the Specific Performance Restriction. The preceding sentence does not prevent an arbitrator from determining that the taking of any Governmental Action or the failure to take any Governmental Action, which is not caused by a breach of Great Lakes or Lakes' obligations under the Agreements or the Guaranty, constitutes a breach of this Agreement by the Band, thereby resulting in liability on the part of the Band for damages in favor of the Manager as provided in this Agreement.

10.3. Representations and Warranties of Manager and Lakes. Manager and Lakes each represent and warrant to the Band as follows:

     10.3.1. Due Authorization. Manager's and Lakes' execution, delivery and performance of this Agreement, the Guaranty and all other instruments and agreements executed in connection with this Agreement have been properly authorized by and Lakes, respectively, to the extent they are parties thereto, and do not require further approval.

     10.3.2. Valid and Binding. This Agreement and all other instruments and agreements executed in connection with this Agreement have been properly executed and constitutes Manager's and Lakes' respective legal, valid and binding obligation, enforceable against Manager and Lakes in accordance with their terms to the extent they are parties thereto.

     10.3.3. Litigation. There are no actions, suits or proceedings pending or threatened against or affecting Manager or Lakes before any court or governmental agency that would in any material way affect Manager's or Lakes' ability to perform this Agreement and the Guaranty, to the extent they are parties thereto, other than litigation disclosed in filings by Lakes with the Securities and Exchange Commission. Manager and Lakes each warrant that no litigation so disclosed in any material way affects or will affect Managers' and Lakes' ability to perform under the Agreements or the Guaranty.

     10.3.4. Certifications. The certifications contained in the Respondent Certifications attached as Exhibit H to Manager's Proposal (the "Certificate") are true and correct as to Manager, Lakes and as to all Insiders of Manager and Lakes, as if each such Insider were the "undersigned respondent" on such Certificate.

10.4. Manager Covenants. Manager and Lakes each covenant and agree as follows:

     10.4.1. Noninterference in Band Affairs. Manager and Lakes each agrees not to interfere in or attempt to wrongfully influence the internal affairs or government decisions of the Band government by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of Manager that relate to the Enterprise.

     10.4.2. Prohibition of Payments to Members of Band Government. Manager and Lakes represent and warrant that no payments have been or will be made by Manager or Lakes, or any Affiliate or Insider of Manager or Lakes, to any Member of the Band Government, any Band official, any Relative of a Member of Band Government or Band official, any Band Government employee, any agent of the Band, or any entity known by Manager or Lakes to be associated with any such person, for the purpose of obtaining any special privilege, gain, advantage or consideration.

     10.4.3. Prohibition of Hiring Members of Band Government. No Member of the Band Government, Band official, Relative of a Member of the Band Government or Band official or employee of the Band Government may be employed at the Enterprise without a written waiver of this Section
          10.4.3 by the Band. For this purpose, the Band will identify all such persons to Manager in a writing and take reasonable steps to keep the list current; Manager shall not be held responsible if any person not on such written list is employed.

     10.4.4. Prohibition of Financial Interest in Enterprise. No Member of the Band Government or Relative of a Member of the Band Government shall have a direct or indirect financial interest in the Enterprise greater than the interest of any other member of the Band; provided, however, nothing in this subsection shall restrict the ability of a Band member who is not a Member of Band Government or Relative of a Member of the Band Government to purchase or hold stock in Lakes where (i) such stock is publicly held and (ii) the Band member acquires less than 5% of the outstanding stock in the corporation.

     10.4.5. No Amendment. Neither Manager nor Lakes shall act in any way whatsoever, directly or indirectly, to cause this Agreement to be amended, modified, canceled, or terminated, except pursuant to its express terms or with the consent of the Band.

     10.4.6. CRC. CRC shall not during the Term of the Management Agreement (a) be directly or indirectly affiliated with Manager, Lakes or the Facility, whether as joint venturer or otherwise, (b) be employed by Manager or Lakes or, to the knowledge of Manager and Lakes, any entity having any contractual relationship with Manager or Lakes, with regard to the

          Facility, or (c) directly or indirectly receive any payment or anything of value from Manager from or out of the Management Fee or any other payment made to Manager by the Band or the Facility. Manager agrees to indemnify the Band and its members and hold them harmless against all loss, liability and expense relating to claims, of whatever kind or nature, of CRC against any one or more of them. The Band consents to the execution and delivery by Lakes of a certain Conditional Release and Termination Agreement between Lakes and CRC dated May 20, 1999, as amended by Amendment dated on or about July 7, 1999, true copies of which are attached as Exhibit M of the Development Agreement, provided that CRC executes and delivers to the Band and its members a general release in the form attached as Exhibit N of the Development Agreement. Manager and Lakes each warrant that it has no agreements or understandings with CRC in any way related to the Band or the Enterprise other than as set forth in Exhibit M of the Development Agreement. The Band further agrees that Lakes may hold stock of CRC as collateral for Lakes' guarantee of a loan to a third party, provided that on default it proceeds to liquidate such collateral in a reasonably prompt and orderly manner, and that Lyle Berman may continue to hold approximately 350,000 shares of CRC so long as he plays no role in the management of, and does not sit on, the board of directors of CRC.

10.5. No Liens. Subject to the exceptions stated in Section 10.6, the Band specifically warrants and represents to Manager that during the term of this Agreement the Band shall not act in any way whatsoever, either directly or indirectly, to cause any person or entity to become an encumbrancer or lienholder of the Gaming Site or the Facility except as provided under the Agreements. Except as otherwise specifically provided in the Agreements, Manager specifically warrants and represents to the Band that during the term of this Agreement Manager shall not act in any way, directly or indirectly, to cause any person or entity to become an encumbrancer or lienholder of the Gaming Site or the Facility, or to obtain any interest in this Agreement without the prior written consent of the Band, and, where applicable, the United States. The Band and Manager shall keep the Facility and Gaming Site free and clear of all enforceable mechanics' and other enforceable liens resulting from the construction of the Facility and all other enforceable liens which may attach to the Facility or the Gaming Site, which shall at all times remain the property of the United States in trust for the Band.

10.6. Permitted Liens. The Band shall have the right to grant the following liens and security interests pertaining to the Enterprise and the Facility:

     10.6.1. The purchase money security interest in Furnishings and Equipment granted to the Equipment Lender to secure the Equipment Loan and, to the extent provided in Section 9.2.1(j) of the Development Agreement, security interests in Furnishings and Equipment granted to Great Lakes;

     10.6.2. Security interests in Facility or Enterprise revenues, subordinate to the right of Manager to receive payment of Management Fees and payments on the Lakes Development Loan, the Lakes Facility Loan, the Lakes Working Capital Advance Note, the Minimum Payments Note, and any other amounts due to the Manager under the Agreements and related documents;

     10.6.3. Security interests in Facility or Enterprise assets, as provided in
          Section 9.2.5(b) of the Development Agreement; and

     10.6.4. Other liens and security interests in assets of the Facility and Enterprise with the written consent of Manager and the Bank Lender, which consent will not be unreasonably withheld.

     10.6.5. [intentionally omitted]

10.7. Brokerage. Manager, Lakes and the Band represent and warrant to each other that neither has sought the services of a broker, finder or agent in this transaction, and neither has employed, nor authorized, any other person to act in such capacity. Manager, Lakes and the Band each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party; subject, as to Lakes' relations with CRC, to the provisions of Section 10.4.6.

11.  DEFAULT

11.1. Events of Default by the Band. Each of the following shall be an event of default by the Band under this Agreement ("Band Event of Default"):

     11.1.1. The Band shall commit a Material Breach of any of the Band's obligations under this Agreement or any other Transaction Documents, subject to the rights to cure provided in this Agreement or in any of such documents.

     11.1.2. Any of the representations and warranties made by the Band in
          Section 10.1 of this Agreement or in any other Transaction Documents were not true in any material respect when made or would not be materially true if made on the date such performance would otherwise be due.

     11.1.3. The Band violates the provisions of Section 9.1 of this Agreement, subject to notice and right to cure.

     11.1.4. The Band commits any Material Breach of the Development Agreement which is not cured within any applicable cure period.

     If any Band Event of Default occurs, Manager may, upon written notice to Band, exercise the rights and remedies available to Manager provided in this Agreement; provided, however, that all such rights and remedies shall be Limited Recourse.

11.2. Events of Default by Manager. Each of the following shall be an event of default by Manager under this Agreement ("Manager Event of Default"):

     11.2.1. Any Minimum Guaranteed Monthly Payment, Monthly Distribution Payment or other payment due the Band under this Agreement is not paid within ten (10) days after its due date.

     11.2.2. Manager or Lakes shall commit any other Material Breach of any of Manager's or Lakes' obligations under this Agreement, the Guaranty, or any other Transaction Documents, as applicable.

     11.2.3. Any representation or warranty that Manager or Lakes has made under this Agreement or any other Transaction Document shall prove to have been untrue in any material respect when made or would not be materially true if made on the date such performance would otherwise be due.

     11.2.4. Manager or Lakes violates the provisions of Article 9 of this Agreement applicable to Manager or Lakes, subject to rights of notice and cure to the extent provided in that Article.

     11.2.5. Manager or Lakes (to the extent applicable) commits or causes any Material Breach of the Development Agreement which is not cured within any applicable cure period.

     11.2.6. [intentionally omitted]

     11.2.7. Manager violates Legal Requirements in the management of the Enterprise, including without limitation the Band Gaming Ordinance, and such violation is not cured within (a) thirty (30) days after notice, as to the Band Gaming Ordinance or any other gaming laws or regulations, or (b) within a reasonable period, not to exceed 90 days, as to any other Legal Requirements.

     If any Manager Event of Default occurs, the Band may, upon written notice to Manager, exercise the rights and remedies available to the Band provided in this Agreement.

11.3. Material Breach; Right to Cure.

     11.3.1. Neither Great Lakes nor the Band may terminate this Agreement, recover damages or foreclose on security interests on grounds of a potential Material Breach of this Agreement or any other Transaction Document unless it has provided written notice to the other party of its intention to terminate this Agreement, seek damages or foreclose. During the 30 day period after the receipt of the notice to terminate (as to defaults which can be cured within 30 days) or the 90 day period after such receipt (as to defaults which cannot be cured within 30 days), whichever is applicable, the party receiving the notice may cure the alleged default and (without waiting for the expiration of such periods) any party may submit the matter to arbitration under the dispute resolution provisions of this Agreement set forth at Article 13. The discontinuance or correction of a Material Breach shall constitute a cure thereof. Nothing in this subsection shall affect or impair the obligation of any party to promptly comply with all Legal Requirements, or limit any sanctions that may be imposed for any violation thereof; nor shall this subsection prevent a party taking such actions within such 30 or 90 day periods as may be permitted or required by this Agreement, the Gaming Ordinance or NIGC regulations. The provisions of this subsection and the parallel provisions of
          Section 12.3 of the Development Agreement shall control over any conflicting provisions in any other Transaction Document.

     11.3.2. Nothing in this subsection 11.3 shall apply to termination under Sections 12.1, 12.2, 12.6, 12.7 or 12.8 of this Agreement.

12.  TERMINATION

12.1. Voluntary Termination. This Agreement may be terminated by mutual written consent.

12.2. Termination if No NIGC Approval. The Band and Manager may each unilaterally terminate the Agreements by written notice if NIGC Approval has not occurred on or before August 26, 2007.

12.3. Manager Right to Terminate on Band Event of Default. Manager shall be entitled to terminate the Agreements (a) upon a Band Event of Default or
     (b) as specifically provided in the Agreements, subject to right to cure and arbitration as provided in this Agreement.

12.4. Band Right to Terminate on Manager Event of Default. The Band shall be entitled to terminate the Agreements (a) upon a Manager Event of Default or
     (b) as specifically provided in the Agreements, subject to right to cure and arbitration as provided in this Agreement.

12.5. Band Right to Terminate for Material Adverse Change. Prior to the Commencement Date, the Band shall be entitled to terminate the Agreements in the event of a Material Adverse Change; provided that the following procedures shall apply:

     12.5.1. Manager shall notify the Band in the event of any Material Adverse Change.

     12.5.2. Manager shall cause Lakes to send to the Band copies of all filings by Lakes with the Securities and Exchange Commission under Forms 8K, 10Q and 10K; shall furnish the Band with copies of such other SEC filings that the Band may request; and shall furnish the Band with such other information concerning a Material Adverse Change as the Band may reasonably request.

     12.5.3. If the Band believes that a Material Adverse Change has occurred, the Band shall so notify Manager and Lakes in writing and shall request specified further assurances of their respective continued ability to perform under the Agreements, the Guaranty, and all related agreements and instruments.

     12.5.4. Within thirty (30) days after that notification Manager shall admit or deny, and shall cause Lakes if applicable to admit or deny, the alleged Material Adverse Change, giving the specific basis for its response; shall state, and shall cause Lakes to state, whether it agrees to provide the requested further assurances; if it agrees to provide the requested further assurances, shall tender its performance in that regard; and, if it admits a Material Adverse Change but disputes the requested further assurances, shall tender such further assurances by it and Lakes as it deems sufficient to ensure its continued ability to perform under the Agreements, the Guaranty, and all related agreements and instruments.

     12.5.5. If Manager or Lakes denies the Material Adverse Change or disputes that the requested further assurances are reasonably required to assure the Band of their respective continued ability to perform under the Agreements, the Guaranty, and all related agreements and instruments, those issues shall be submitted to arbitration. The arbitrator shall determine whether (a) a Material Adverse Change has occurred; (b) the requested further assurances are reasonably required to assure the Band of their respective continued ability to perform under the Agreements, the Guaranty, and all related agreements and instruments; and (c) if a Material Adverse Change has occurred but the requested further assurances are not reasonably required to so assure the Band, what further assurances must be provided by Manager and Lakes to reasonably assure the Band of their continued ability to perform under the Agreements, the Guaranty, and all related agreements and instruments. Any further assurances required under the arbitrator's award must be furnished by Manager and Lakes within thirty (30) days after entry of the award.

     12.5.6. If Manager or Lakes admit the Material Adverse Change but does not furnish further assurances, or if Manager or Lakes does not timely provide further assurances pursuant to an arbitrator's award, the Band may terminate the Agreements by written notice to Manager.

     12.5.7. Manager, Lakes and the Band agree that the continuing ability of Manager and Lakes to make the payments and advances provided under this Agreement, the Guaranty, and all related agreements and instruments, and to ensure the Band can obtain the Loans to develop, construct, equip and operate the Facility provided in this Agreement, is an essential part of the consideration for which the Band bargained in entering into the

          Agreements.

12.6. Termination if Manager License Withdrawn or on Conviction. The Band may also terminate this Agreement immediately where Manager or Lakes has had its gaming license withdrawn in any jurisdiction by final administrative action (the finality of which shall be determined without regard to pending or possible judicial review or appeal), or if Manager, Lakes or an Insider of Manager or Lakes, has been convicted of a criminal (a) felony or (b) misdemeanor offense involving gaming, fraud or moral turpitude; provided, however, the Band may not terminate this Agreement based on a director or officer's conviction where Manager or Lakes terminates such individual within ten (10) days after receiving notice of the conviction.

12.7. Termination on Buy-Out. This Agreement shall terminate if the Band exercises its option to buy out the Agreement in accordance with Section 8.

12.8. Involuntary Termination Due to Changes in Legal Requirements. It is the understanding and intention of the parties that the development, construction and operation of the Enterprise shall conform to and comply with all Legal Requirements. If during the term of this Agreement, the Enterprise or any material aspect of Gaming at the Gaming Site is determined by the Congress of the United States, Department of the Interior of the United States of America, the NIGC, or the judgment of a court of competent jurisdiction (after expiration of the time within which appeals must be filed or completion of appeals, if any) to be unlawful under federal law, the obligations of the parties hereto shall cease and the Agreements shall be of no further force and effect as of the date of such determination; subject, however, to the following provisions as to damages:

     12.8.1. If the date of such determination is prior to the Commencement Date, Manager shall be entitled to damages as provided in Section 14.4 of the Development Agreement with regard to failure to obtain NIGC Approval.

     12.8.2. If the date of such determination is after the Commencement Date:

          (a) The Band shall retain all fees and Monthly Payments previously paid or advanced to it pursuant to the Agreements, as well as all Tribal Distributions and Non-Gaming Lands, the Gaming Site and any other property transferred into trust;

          (b) Any money loaned to the Band by Lakes or Great Lakes, or owed to Lakes or Great Lakes under the Transaction Documents as of the date of such determination shall be repaid to Great Lakes or Lakes in accordance with the Limited Recourse terms of the Lakes Development Note, the Lakes Facility Note, the Lakes Working Capital Advance Note, the Minimum Payments Note, the Transition Loan Note, the Non-Gaming Acquisition Line of Credit, this Agreement and any other applicable Transaction Documents; and

          (c) The Band shall retain its interest in the title (and any lease) to all Enterprise assets, including the Gross Revenues, the Gaming Site and any fixtures, supplies and equipment (except, as to Surplus Equipment, as provided in Section 13.7(b)(iv) of the Development Agreement), subject to the purchase money security interest in Furnishings and Equipment securing the Equipment Loan, Manager's security interest in the Dominion Account and Furnishings and Equipment, if any (until all obligations of the Band to Manager secured by that account and Furnishings and Equipment are paid in full, to the extent provided in Section 9.2.1(j) of the Development Agreement), and any other liens granted in accordance with the Development Agreement; and

          (d) Any Net Revenues accruing through the date of termination shall be distributed in accordance with Article 5 of this Agreement.

12.9. Upon termination of this Agreement any claim of Manager or Lakes against the Band, or of the Band against the Manager or Lakes, shall be subject to their respective rights of recoupment and setoff, if any.

13.  DISPUTE RESOLUTION; LIQUIDATED DAMAGES

13.1. Band's Waiver of Sovereign Immunity and Consent to Suit. The Band expressly waives its sovereign immunity from suit for the purpose of permitting or compelling arbitration as provided in this Article 13 and consents to be sued in the United States District Court for the Western District of Michigan - Southern Division, the United States Court of Appeals for the Sixth Circuit, and the United States Supreme Court for the purpose of compelling arbitration or enforcing any arbitration award or judgment arising out of this Agreement, the Transition Loan Note, the Lakes Development Note, the Lakes Facility Note, the Lakes Working Capital Advance Note, the Minimum Payments Note, the Non-Gaming Land Acquisition Line of Credit, the Development Agreement, any mortgages granted to Manager securing the Lakes Development Note or, the Non-Gaming Land Acquisition Line of Credit, the Dominion Agreement, the Lakes Security Agreement, or other obligations between the parties. If the United States District Court lacks jurisdiction, the Band consents to be sued in the Michigan State Court system. The Band waives any requirement of exhaustion of tribal remedies. Without in any way limiting the generality of the foregoing, the Band expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any such court, and to take such action, including without limitation, repossessing or foreclosing on any real property not in trust and or on equipment subject to a security interest, or on the Dominion Account, or otherwise giving effect to any judgment entered; provided, however, that liability of the Band under any judgment shall always be Limited Recourse, and in no instance shall any enforcement of any kind whatsoever be allowed by Lakes or Manager against any assets of the Band other than the limited assets of the Band specified in Section 13.3.1 below. The Band appoints the Chairman of the Pokagon Council and the Secretary of the Pokagon Council as its agents for service of all process under or relating to the Agreements. The Band agrees that service in hand or by certified mail, return receipt requested, shall be effective for all purposes under or relating to the Agreements if served on such agents.

13.2. Arbitration. All disputes, controversies or claims arising out of or relating to this Agreement, any other Transaction Documents or other obligations between Lakes or

     Manager and the Band shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date demand for arbitration is made, and the Federal Arbitration Act. The parties agree that binding arbitration shall be the sole remedy as to all disputes arising out of this Agreement, except for disputes requiring injunctive or declaratory relief. Notwithstanding the foregoing, an arbitrator shall not have the power to compel, overturn, negate or in any manner modify any Governmental Action, and any arbitration award or related judicial decree or judgment shall be subject to the Specific Performance Restriction. The preceding sentence does not prevent an arbitrator from determining that the taking of any Governmental Action or the failure to take any Governmental Action, which is not caused by a breach of Manager or Lakes' obligations under the Agreements or the Guaranty, constitutes a breach of this Agreement by the Band or the impairment of rights of Manager under this Agreement, thereby resulting in liability on the part of the Band for damages in favor of the Manager as provided in this Agreement and enforcement of the obligations of the Band to Manager, including any security agreements and collateral instruments, in accordance with their terms.

     13.2.1. Choice of Law. In determining any matter the Arbitrator(s) shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply Michigan law.

     13.2.2. Place of Hearing. All arbitration hearings shall be held at a place designated by the arbitrator(s) in Kalamazoo, Michigan or at such other place agreed to by the parties.

     13.2.3. Confidentiality. The parties and the arbitrator(s) shall maintain strict confidentiality with respect to the arbitration.

13.3. Limitation of Actions. The Band's waiver of immunity from suit is specifically limited to the following actions and judicial remedies:

     13.3.1. Damages. The enforcement of an award of money and/or damages by arbitration; provided that the award of any arbitrator and/or court must be Limited Recourse, and no arbitrator or court shall have authority or jurisdiction to order execution against any assets or revenues of the Band except (a) undistributed or future Net Revenues of the Enterprise or Subsequent Gaming Facility Revenues; (b) as to the Equipment Loan, the Furnishings and Equipment securing that Loan;
          (c) if the Commencement Date does not occur, Subsequent Gaming Facility Revenues to the extent provided in this Agreement; (d) as to the Lakes Development Note and the Non-Gaming Acquisition Line of Credit, mortgages on the Non-Gaming Lands prior to their transfer into trust; (e) after the Commencement Date occurs, funds on deposit in the Dominion Account to the extent provided in Section 9.2.1(j) of the Development Agreement and the Dominion Agreement, or in any other dominion agreement executed by the Band; and (f) as to the Lakes Development Note, the Lakes Facility Note, the Lakes Working Capital Advance Note, the Non-Gaming Land

          Acquisition Line of Credit and the Transition Loan, Furnishings and Fixtures to the extent provided in Section 9.2.1(j) of the Development Agreement. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Band other than the limited assets of the Band specified in this subsection.

     13.3.2. Consents and Approvals. The enforcement of a determination by an arbitrator that the Band's consent or approval has been unreasonably withheld contrary to the terms of this Agreement or any other Transaction Document, provided that such enforcement shall be subject to the Specific Performance Restriction.

     13.3.3. Injunctive Relief and Specific Performance. The enforcement of a determination by an arbitrator that prohibits the Band from taking any action that would prevent Manager from performing its obligations pursuant to the terms of this Agreement or any other Transaction Document, or that requires the Band to specifically perform any obligation under this Agreement; provided, however, that any injunction against the Band shall be Limited Recourse; shall be subject to the Specific Performance Restriction; shall not mandate, preclude or affect payment of any funds of the Band other than undistributed or future Net Revenues of the Enterprise or funds in the Dominion Account or Subsequent Gaming Facility Revenues; and shall not relate to any asset of the Band other than the Enterprise.

     13.3.4. Action to Compel Arbitration. An action to compel arbitration pursuant to this Article 13.

13.4. Damages on Termination for Failure to Obtain NIGC Approval. In the event of termination of this Agreement under Section 12.2 because NIGC Approval has not been obtained on or before August 26, 2007, the Band shall be responsible for damages as provided in Section 14.4 of the Development Agreement but shall not be liable for additional damages under this Agreement.

13.5. Liquidated Damages and Limitations on Remedies. The following liquidated damages and limitations on remedies apply under this Agreement, in addition to those provided elsewhere in this Agreement as to claims and remedies against the Band:

     13.5.1. Liquidated Damages Payable by Manager. In the event of a Manager Event of Default prior to the Commencement Date, after such notice and right to cure as may be provided in this Agreement, Manager shall pay liquidated damages as provided in Section 14.5(a) of the Development Agreement and shall not be liable for additional damages under this Agreement.

     13.5.2. Liquidated Damages Payable by the Band. In the event of a Band Event of Default prior to the Commencement Date, after such notice and right to cure as may be provided in this Agreement and except as provided in
          Section 13.14 as to Governmental Actions, the Band shall pay liquidated damages as provided in Section 14.5(b) of the Development Agreement and shall not be liable for additional damages under this Agreement.

13.6. Manager Continuing Obligations. Nothing in this Article shall affect or impair Manager's and Lakes' continuing obligations under Sections 9.3 (non-competition) and 18.15 (confidentiality) of this Agreement, all of which shall remain enforceable for the following terms, notwithstanding the termination of the Agreements and payment of liquidated or other damages:
     (a) as to Section 9.3, the greater of five years after execution of the Agreements or one year after termination; and (b) as to Section 18.15, the greater of five years after execution of the Agreements or two years after termination.

13.7. Termination of Exclusivity. Section 9.1 (Exclusivity in Michigan) of this Agreement shall terminate upon any termination of the Agreements, notwithstanding any breach of the Agreements by the Band.

13.8. Remedies. In consideration of the agreement to liquidated damages to the extent provided above, the Band, Lakes and Manager each waive the right to actual, consequential, exemplary or punitive damages to the extent that liquidated damages are applicable to a default, but shall retain the right to injunctive relief (a) prior to termination of the Agreements, to enforce rights and remedies thereunder, subject to the Limited Recourse provisions of this Agreement as to the Band and the Band's limited waiver of sovereign immunity; and (b) after termination, to the extent that provisions of this Agreement specifically survive such termination, subject to such Limited Recourse provisions and limited waiver. The injured party shall, where liquidated damages are not applicable and damages or remedies are not otherwise specified, be entitled to such damages as it may be entitled to under applicable law, subject to such Limited Recourse provisions and limited waiver of the Band's sovereign immunity (which shall apply to all claims against the Band under or relating to the Agreements, in addition to all Loans).

13.9. Band Injunctive Relief. Manager, Lakes and Band acknowledge and agree that termination of this Agreement and payment of damages may not be a sufficient or appropriate remedy for breach by the Manager or Lakes, and further agree that the Band shall, upon breach of this Agreement by the Manager or Lakes, have the right to pursue such remedies (in addition to termination) at law or equity as it determines are best able to compensate it for such breach, including specifically actions to require payment of the Minimum Guaranteed Monthly payment and the Monthly Distribution Payment, and on the Guaranty. The Manager and Lakes each specifically acknowledge and agree that there will be irreparable harm to the Band and that damages will be difficult to determine if a Manager Event of Default occurs, and the Manager therefore further acknowledges that an injunction and/or other equitable relief will be an appropriate remedy for any such breach.

13.10. No Setoff Against Payments to Band. The Band's right to payment of the Minimum Guaranteed Monthly Payments until termination shall be absolute and not subject to setoff or recoupment by Manager or Lakes. The Band's right to payment of the Monthly

     Distribution Payments until termination shall be absolute and not subject to setoff or recoupment by Manager or Lakes, except as specifically provided in this Agreement, the Development Agreement, or the Dominion Agreement.

13.11. Indemnification on Termination. In the event of termination, (a) Manager shall indemnify and hold the Band harmless against all loss, liability, damage and expense from or arising out of any acts or omissions of Manager prior to termination in violation of, or beyond the scope of its authority under, this Agreement; and (b) the Band shall indemnify and hold Manager harmless against all loss, liability, damage and expense from or arising out of any acts of Manager prior to termination pursuant to and in accordance with the terms of this Agreement. This covenant shall survive any termination.

13.12. Fees not Damages. In no event shall fees or other non-refundable payments made by Manager or Lakes to Band, or Tribal Distributions, constitute damages to Manager or Lakes or be repayable by the Band.

13.13. Undistributed Net Revenues. If on termination the Enterprise has accrued Net Revenues which have not been distributed under Section 5 of this Agreement, Manager shall receive that Management Fee equal to the Management Fee it would have received for the period prior to termination had the distribution occurred during the term of the Management Agreement, subject to the Band's right of setoff and recoupment.

13.14. Damages for Governmental Action. If the Band takes a Governmental Action or fails to take a Governmental Action, and such action or inaction is not caused by a breach of Manager or Lakes' obligations under the Agreements or the Guaranty and constitutes a breach of this Agreement by the Band or the impairment of rights of Manager under this Agreement, the Band shall be liable for any resulting actual and consequential damages incurred by Manager (subject to the Limited Recourse provisions of this Agreement and the limited waiver of the Band's sovereign immunity).

14.  CONSENTS AND APPROVALS

14.1. Band. Where approval or consent or other action of the Band is required, such approval shall mean the written approval of the Pokagon Council evidenced by a resolution thereof, certified by a Band official as having been duly adopted, or such other person or entity designated by resolution of the Pokagon Council. Any such approval, consent or action shall not be unreasonably withheld or delayed; provided that the foregoing does not apply where a specific provision of this Agreement allows the Band an absolute or unilateral right to deny approval or consent or withhold action.

14.2. Manager. Where approval or consent or other action of Manager is required, such approval shall mean the written approval of the Managing Officer. Any such approval, consent or other action shall not be unreasonably withheld or delayed.

14.3. Business Board. Where approval or consent or other action of the Business Board is required, any such approval, consent or other action shall not be unreasonably delayed.

15.  DISCLOSURES

15.1. Shareholders and Directors. On the date of this Agreement Manager and Lakes shall each provide a written certification to the Band providing a true and correct certification of their respective Affiliates, directors, officers and shareholders owning five percent (5%) or more of the stock or equity interests of each of them. (the "Lakes Certification").

15.2. Warranties. Manager and Lakes further warrant and represent as follows:

     15.2.1. No officer, director or individual owner of five percent (5%) or more of the stock or equity interests of Manager or Lakes, or any Affiliate of Manager or Lakes, has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime, except, as to Lyle Berman, an arrest prior to 1980 for a gaming offense that did not result in a conviction; and

     15.2.2. No person or entity listed on the Lakes Certification, including any officers and directors of Manager and Lakes, has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime, except, as to Lyle Berman, an arrest prior to 1980 for a gaming offense that did not result in a conviction.

     15.2.3. Manager agrees that all of its and Lakes' directors and officers and any individual owners of five percent (5%) or more of the stock or equity interests of Manager or Lakes (whether or not involved in the Enterprise), shall:

          15.2.3.1. consent to background investigations to be conducted by the Band, the State, the Federal Bureau of Investigation (the "FBI") or any law enforcement authority to the extent required by the IGRA and the Compact;

          15.2.3.2. be subject to licensing requirements in accordance with Band law and this Agreement;

          15.2.3.3. consent to a background, criminal and credit investigation to be conducted by or for the NIGC, if required;

          15.2.3.4. consent to a financial and credit investigation to be conducted by a credit reporting or investigation agency at the request of the Band;

          15.2.3.5. cooperate fully with such investigations; and

          15.2.3.6. disclose any information requested by the Band which would facilitate the background and financial investigation.

               Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of Manager or Lakes or an employee of the Band shall result in the immediate dismissal of such employee. The results of any such investigation may be disclosed by the Band to federal officials and to such other regulatory authorities as required by law.

15.3. Disclosure Amendments. Manager and Lakes each agree that whenever there is any material change in the information disclosed pursuant to this Article 15 it shall notify the Band of such change not later than thirty (30) days following the change or within ten days after it becomes aware of such change, whichever is later. The Band shall, in turn, provide the Secretary of the Interior and/or the NIGC (whichever is applicable) copies of any such notifications. All of the warranties and agreements contained in this
     Article 15 shall apply to any person or entity who would be listed in this
     Article 15 as a result of such changes. Nothing in this Section or in this Agreement shall (a) limit Manager's obligation to comply with NIGC regulations, including without limitation 25 C.F.R. Section 537.2, or (b) constitute an assumption by the Band of any obligation to furnish information to the NIGC on Manager's behalf or otherwise fulfill any obligation of Manager under such regulations.

15.4. Breach of Manager's Warranties and Agreements. The material breach of any warranty or agreement of Manager or Lakes contained in this Article 15 shall be grounds for immediate termination of this Agreement; provided that
     (a) if a breach of the warranties contained in Sections 15.2.2 or 15.2.3 is discovered, and such breach was not disclosed by any background check conducted by the FBI as part of the BIA or other federal approval of this Agreement, or was discovered by the FBI investigation but all officers and directors of Manager and Lakes sign sworn affidavits that they had no knowledge of such breach, then Manager and Lakes shall have thirty (30) days after notice from the Band to terminate the interest of the offending person or entity and if such termination takes place, this Agreement shall remain in full force and effect; and (b) if a breach relates to a failure to update changes in ownership interests, financial position or additional gaming related activities, then Manager and Lakes shall have thirty (30) days after notice from the Band to cure such default prior to termination.

16.  NO PRESENT LIEN, LEASE OR JOINT VENTURE

     The parties agree and expressly warrant that neither the Management Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Facility or the Gaming Site, nor any proprietary interest in the Enterprise itself; except, with regard to the Dominion Account, the security interest created by the Dominion Agreement and, with regard to the Furnishings and Equipment, the security interest created by the Lakes Security Agreement. The parties further agree and acknowledge that it is not their intent, and that this Agreement shall not be construed, to create a joint venture between the Band and Manager; rather, Manager shall be deemed to be an independent contractor for all purposes hereunder.

17.  CONCLUSION OF THE MANAGEMENT TERM

     Upon the conclusion or the termination of this Agreement, Manager shall take reasonable steps for the orderly transition of management of the Enterprise to the Band or its designee pursuant to a transition plan; such transition period shall be for a reasonable period but not less than sixty days. Manager shall cooperate fully with the Band in that regard. No later than four months before the expiration of the Term of this Agreement, Manager shall submit to the Business Board and the Band a transition plan which shall be sufficient to allow the Band to operate the Enterprise and provide for the orderly transition of the management of the Enterprise.

18.  MISCELLANEOUS

18.1. Situs of the Contracts. This Agreement, as well as all contracts entered into between the Band and any person or any entity providing services to the Enterprise, shall be deemed entered into in Michigan, and shall be subject to all Legal Requirements of the Band and federal law as well as approval by the Chairman of the NIGC where required by the IGRA.

18.2. Notice. Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate party by Certified Mail Return Receipt Requested, or by overnight mail or courier service to the following addresses:

          If to the Band:

          Pokagon Band of Potawatomi Indians
          58620 Sink Road
          Dowagiac, MI 49047
          Attn: Chairman, Tribal Council

          with a copy to:

          Michael Phelan, General Counsel
          Pokagon Band of Potawatomi Indians
          P.O. Box 180
          Dowagiac, MI 49047

          and

          Daniel Amory, Esq.
          Drummond Woodsum & MacMahon
          P.O. Box 9781
          Portland, ME 04104-5081

          If to Manager or Lakes:

          Great Lakes Gaming of Michigan, LLC
          Lakes Entertainment, Inc.
          130 Cheshire Lane

          Minnetonka, MN 55305

          with a copy to:

          Kevin Quigley, Esq.
          Hamilton Quigley Twait & Foley, PLC
          First National Bank Building
          Suite W1450
          332 Minnesota Street
          Saint Paul, MN 55101-1314

          and to:

          Neil Sell, Esq.
          Maslon Edelman Borman & Brand, LLP
          3300 Wells Fargo Center
          90 South Seventh Street
          Minneapolis, MN 55402

     or to such other different address(es) as Manager or the Band may specify in writing. Any such notice shall be deemed given three days following deposit in the United States mail, one day following delivery to a courier service or upon actual delivery, whichever first occurs.

18.3. Relationship. Manager, Lakes and the Band shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

18.4. Further Actions. The Band, Lakes and Manager agree to execute or cause to be executed all contracts, agreements and documents and to take all actions reasonably necessary to comply with the provisions of this Agreement and the intent hereof.

18.5. Waivers. No failure or delay by Manager or the Band to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No wavier of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

18.6. Captions. The captions for each section and subsection are intended for convenience only.

18.7. Severability. If any provision, or any portion of any provision, of this Agreement is found to be invalid or unenforceable, such unenforceable provision, or unenforceable portion of such provision, shall be deemed severed from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement. If any provision, or any portion of any provision, of this Agreement is deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

18.8. Advances. Except as provided in Section 5.6.2 with regard to Minimum Guaranteed Payment Advances or as otherwise provided in the Agreements, any amounts advanced by Manager or the Band related to the operation of the Enterprise shall accrue interest at the Band Interest Rate and shall be treated according to GAAP.

18.9. Third Party Beneficiary. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto as such are authorized by this Agreement.

18.10. Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

18.11. Estoppel Certificate. Manager and the Band agree to furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Enterprise as may be reasonably requested.

18.12. Periods of Time; Time of Essence. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the Band or the State of Michigan, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday. Time is of the essence.

18.13. Exhibits. All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

18.14. Successors and Assigns. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective permitted successors and assigns.

18.15. Confidential and Proprietary Information. The Band, Lakes and Manager each agree that any information received concerning the other party during the performance of this Agreement, regarding the parties' organization, financial matters, marketing and development plans for the Enterprise, the Gaming Site, or other information of a proprietary nature (the "Confidential Information") will be treated by all parties in full confidence and except as required to allow Manager, Lakes and the Band to perform their respective covenants and obligations hereunder, or in response to legal process, and will not be revealed to any other persons, firms or organizations. This provision shall survive the termination of this Agreement as provided in Section 13.6. The obligations not to use or disclose the Confidential Information shall not apply to Confidential Information (a) which has been made previously available to the public by the Band, Lakes or Manager or becomes generally available to the public, unless the Confidential Information being made available to the public results in a breach of this Agreement; (b) which prior to disclosure to the Band, Lakes or Manager was already rightfully in any such persons' possession; (c) which is obtained by the Band, Lakes or Manager from a third party who is lawfully in possession of such Information, and not in violation of any contractual, legal or fiduciary obligation to the Band, Lakes or Manager, with respect to such Confidential Information and who does not require the Band, Lakes or Manager to refrain from disclosing such Confidential Information to others; or (d) by the Band, if such Confidential Information pertains to the Gaming Site or the Enterprise, in connection with the Band's development, construction and operation of a gaming facility after termination of the Agreements.

18.16. Patron Dispute Resolution. Manager shall submit all patron disputes concerning play to the Gaming Regulatory Authority pursuant to the Band Gaming Ordinance, and the regulations promulgated thereunder.

18.17. Modification. Any change to or modification of this Agreement must be in writing signed by both parties hereto and shall be effective only upon approval by the Chairman of the NIGC, the date of signature of the parties notwithstanding.

18.18. Entire Agreement.

     18.18.1. This Agreement is the entire agreement between Manager and the Band relating to management of the Enterprise and supersedes all prior management agreements and understandings, whether written or oral, between or among the Band, Lakes and Manager;

     18.18.2. Collateral agreements between or among the Band, Lakes and Manager consist of the following documents, which are not part of this Management Agreement:

          a. Second Amended and Restated Development Agreement of near or even date;

          b. Second Amended and Restated Lakes Development Note dated as of December 22, 2004;

          c. Second Amended and Restated Transition Loan Note dated as of December 22, 2004;

          d. Second Amended and Restated Non-Gaming Land Acquisition Line of Credit dated as of December 22, 2004;

          e. Account Control Agreement, as amended by Amendment dated as of October 16, 2000 and by Second Amendment dated as of December 22, 2004;

          f. Pledge and Security Agreement, as amended by Amendment dated as of October 16, 2000 and by Second Amendment dated as of December 22, 2004;

          g. Assumption Agreement, as amended by First Amended Assignment and Assumption Agreement dated as of December 22, 2004;

          h. Unlimited Guaranty, as amended by First Amended Unlimited Guaranty dated as of December 22, 2004;

          i.   Lakes Facility Note dated as of December 22, 2004;

          j.   Lakes Working Capital Advance Note dated as of December 22, 2004;

          k.   Lakes Minimum Payments Note dated as of December 22, 2004;

          l.   Security Agreement dated as of December 22, 2004;

          m.   Form of Dominion Account Agreement;

          n. Indemnity Agreement from the Band to Great Lakes (as assignee of Lakes) dated as of March 9, 2000, as amended by First Amended and Restated Indemnity Agreement dated February 28, 2001 and Second Amended and Restated Indemnity Agreement dated December 22, 2004;

          o. Reaffirmation of Guarantees and Mortgages dated as of December 22, 2004, together with the Band Designee Guarantees and the Band Designee Mortgages referenced therein;

          All such collateral agreements supersede all other prior collateral agreements and understandings, written or oral between the parties. Lakes, Great Lakes and the Band each affirmatively represents that no promises have been made to that party which are not contained in this Agreement, the Development Agreement or any other Transaction Documents, and stipulates that no evidence of any promises not contained in this Agreement, the Development Agreement, or any other Transaction Documents shall be admitted into evidence on their behalf. This Agreement shall not be supplemented, amended or modified by any course of dealing, course of performance or uses of trade and may only be amended or modified by a written instrument duly executed by officers of all parties.

18.19. Government Savings Clause. The Band, Lakes and Manager each agree to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, Bureau of Indian Affairs, the office of the field Solicitor, the NIGC, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Band, Lakes or Manager under this Agreement, the Guaranty, or any other agreement or document related hereto.

18.20. Preparation of Agreement. This Agreement was drafted and entered into after careful review and upon the advice of competent counsel; it shall not be construed more strongly for or against either party.

18.21. Consents. Except where expressly indicated that an agreement or consent is in the sole or unilateral discretion of a party, no agreement or consent under this Agreement shall be unreasonably withheld or delayed.

18.22. Execution. This Agreement may be executed in four counterparts, two to be retained by each party. Each of the four originals is equally valid. This Agreement shall be binding upon both parties when properly executed and approved by the Chairman of the NIGC (the "Effective Date").

18.23. Limited Joinder.

     18.23.1. Lakes Entertainment, Inc. and Lakes Gaming and Resorts, LLC each join in this Agreement for the limited purpose of agreeing to be bound by the provisions of this Agreement specifically applicable to them, as well as the provisions of Articles 13 and 18 (as they pertain to such provisions of continuing applicability to them). In addition, Lakes Entertainment, Inc. shall have the benefit of any rights and remedies it had prior to the execution of the Assignment and Assumption Agreement as of October 16, 2000 under the following sections of this Agreement: 9.2, 10.2, 11.3, 12.5, 13.8 (as to remedies for claims for breach of its retained rights under this subsection), 13.11(b) (limited to claims relating to the period before such date of the Assignment and Assumption Agreement), 18.2, 18.3, 18.5, 18.7, 18.9, 18.10, 18.12, 18.14, 18.15, 18.17, 18.18, 18.19,
          18.20, 18.21 and 18.22.

     18.23.2. Sections 10(a) and 10(d) of the Assignment and Assumption Agreement are superseded by this Agreement and the Development Agreement and are no longer in effect.

               [The rest of this page is intentionally left blank.
                      The next page is the signature page.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

The Pokagon Band of Potawatomi          Great Lakes Gaming of Michigan LLC
Indians


By: /s/ John Miller                     By: /s/ Timothy Cope
    ---------------------------------       ------------------------------------
Its: Council Chairman                   Its: President
                                             -----------------------------------


By: /s/ Dan Rapp                        Lakes Entertainment, Inc., f/k/a Lakes
    ---------------------------------   Its Gaming, Inc.
Its: Secretary

                                        By: /s/ Timothy Cope
                                            ------------------------------------
                                        Its: President
                                             -----------------------------------


                                        Lakes Gaming and Resorts, LLC


                                        By: /s/ Timothy Cope
                                            ------------------------------------
                                        Its: President
                                             -----------------------------------


                                        APPROVED PURSUANT TO 25 U.S.C.
                                        SECTION 2711

                                        NATIONAL INDIAN GAMING COMMISSION


                                        By
                                           -------------------------------------

                                        Print Name:
                                                    ----------------------------
                                        Its: Chairperson

                                    EXHIBIT A
                                   GAMING SITE

THAT PART OF SECTION 14, THE SOUTHEAST QUARTER OF SECTION 11, THE WEST HALF OF
SECTION 13 AND THE SOUTHEAST QUARTER OF SECTION 15, TOWNSHIP 8 SOUTH, RANGE 21 WEST, NEW BUFFALO TOWNSHIP, BERRIEN COUNTY, MICHIGAN, DESCRIBED AS: BEGINNING AT THE SOUTH QUARTER CORNER OF SAID SECTION 14; THENCE WEST ON THE SOUTH LINE OF SAID SECTION 14 A DISTANCE OF 1997.12 FEET; THENCE NORTH 00 degrees 01' 30" EAST ON THE EAST LINE EXTENDED OF "ASSESSOR'S PLAT OF PLUTA ACRES", BEING A SUBDIVISION IN THE SOUTHWEST QUARTER OF SAID SECTION 14 A DISTANCE OF 40.00 FEET TO THE SOUTHEAST CORNER OF SAID SUBDIVISION; THENCE WEST (PLATTED NORTH 89 degrees 54' 20" WEST) ON THE SOUTH LINE OF SAID SUBDIVISION AND PARALLEL WITH SAID SOUTH SECTION LINE 632.62 FEET (PLATTED 632.51 FEET) TO THE SOUTHWEST CORNER OF SAID SUBDIVISION; THENCE NORTH 00 degrees 04' 15" WEST (PLATTED NORTH 00 degrees 01' 40" EAST) ON THE WEST LINE OF SAID SUBDIVISION AND PARALLEL WITH THE LINE COMMON TO SAID SECTIONS 14 AND 15 A DISTANCE OF 620.00 FEET TO THE NORTHWEST CORNER OF SAID SUBDIVISION; THENCE WEST ON THE NORTH LINE EXTENDED OF SAID SUBDIVISION 33.00 FEET TO THE LINE COMMON TO SAID SECTIONS 14 AND 15; THENCE SOUTH 00 degrees 04' 15" EAST ON SAID COMMON SECTION LINE 59.49 FEET; THENCE NORTH 89 degrees 46' 01" WEST PARALLEL WITH THE SOUTH LINE OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 15 A DISTANCE OF
488.78 FEET TO THE EASTERLY RIGHT OF WAY LINE OF INTERSTATE 94 RAMP "D"; THENCE NORTHWESTERLY 65.22 FEET ON A 2789.79 FOOT RADIUS CURVE TO THE RIGHT WHOSE CHORD BEARS NORTH 24 degrees 09' 32" WEST 65.22 FEET; THENCE NORTH 23 degrees 29' 22" WEST 222.46 FEET; THENCE NORTHERLY 152.93 FEET ON A 155.00 FOOT RADIUS CURVE TO THE RIGHT WHOSE CHORD BEARS NORTH 04 degrees 46' 33" EAST 146.80 FEET; THENCE NORTH 33 degrees 02' 28" EAST 201.91 FEET; THENCE NORTHERLY 423.07 FEET ON A
505.00 FOOT RADIUS CURVE TO THE LEFT WHOSE CHORD BEARS NORTH 09 degrees 02' 28" EAST 410.81 FEET; THENCE NORTH 14 degrees 57' 32" WEST 180.69 FEET; THENCE NORTHEASTERLY 466.00 FEET ON A 445.00 FOOT RADIUS CURVE TO THE RIGHT WHOSE CHORD BEARS NORTH 15 degrees 02' 28" EAST 445.00 FEET; THENCE NORTH 45 degrees 02' 28" EAST 201.89 FEET ALL ON SAID EASTERLY RIGHT OF WAY LINE OF INTERSTATE 94 RAMP "D"; THENCE NORTH 42 degrees 09' 28" EAST ON THE EASTERLY RIGHT OF WAY LINE OF INTERSTATE 94 A DISTANCE OF 426.11 FEET TO THE EAST AND WEST QUARTER LINE OF SAID SECTION 14; THENCE NORTH 89 degrees 47' 21" EAST ON SAID EAST AND WEST QUARTER LINE AND ON SAID EASTERLY RIGHT OF

WAY LINE 131.67 FEET; THENCE NORTHEASTERLY 1721.44 FEET ON A 11662.20 FOOT RADIUS CURVE TO THE LEFT WHOSE CHORD BEARS NORTH 42 degrees 45' 47" EAST 1719.87 FEET; THENCE NORTH 40 degrees 12' 25" EAST 529.13 FEET; THENCE SOUTH 84 degrees 48' 44" EAST 258.15 FEET; THENCE NORTH 34 degrees 34' 39" EAST 302.96 FEET; THENCE NORTH 85 degrees 51' 09" EAST 172.54 FEET; THENCE NORTH 32 degrees 07' 05" EAST 883.38 FEET ALL ON SAID EASTERLY RIGHT OF WAY LINE OF INTERSTATE 94 TO THE LINE COMMON TO SECTIONS 11 AND 14; THENCE NORTH 89 degrees 39' 40" EAST ON SAID COMMON SECTION LINE 1200.02 FEET TO THE WEST LINE OF THE EAST HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 11; THENCE NORTH 00 degrees 16' 16" EAST ON SAID WEST LINE 870.83 FEET TO THE CENTERLINE OF MAUDLIN ROAD; THENCE SOUTH 59 degrees 44' 03" EAST ON SAID CENTERLINE 250.96 FEET; THENCE SOUTH 00 degrees 16' 16" WEST PARALLEL WITH SAID WEST LINE 743.06 FEET TO THE LINE COMMON TO SAID SECTIONS 11 AND 14; THENCE NORTH 89 degrees 39' 40" EAST ON SAID COMMON SECTION LINE 1105.81 FEET TO THE CORNER COMMON TO SECTIONS 11, 12, 13 AND 14; THENCE SOUTH 89 degrees 58' 52" EAST ON THE NORTH LINE OF SAID SECTION 13 A DISTANCE OF 1321.09 FEET TO THE EAST LINE OF THE WEST HALF OF THE NORTHWEST QUARTER OF SAID
SECTION 13; THENCE SOUTH 00 degrees 01' 03" EAST ON SAID EAST LINE 2640.34 FEET TO THE EAST AND WEST QUARTER LINE OF SAID SECTION 13; THENCE SOUTH 00 degrees 05' 34" EAST ON THE EAST LINE OF THE WEST HALF OF THE SOUTHWEST QUARTER OF SAID
SECTION 13 A DISTANCE OF 2649.26 FEET TO THE SOUTH LINE OF SAID SECTION 13; THENCE SOUTH 89 degrees 33' 42" WEST ON SAID SOUTH SECTION LINE 1309.49 FEET TO THE CORNER COMMON TO SECTIONS 13, 14, 23 AND 24; THENCE NORTH 00 degrees 11' 33" WEST ON THE LINE COMMON TO SAID SECTIONS 13 AND 14 A DISTANCE OF 2650.01 FEET TO THE QUARTER CORNER COMMON TO SAID SECTIONS 13 AND 14; THENCE SOUTH 89 degrees 47' 52" WEST ON THE EAST AND WEST QUARTER LINE OF SAID SECTION 14 A DISTANCE OF
664.34 FEET TO THE WEST LINE OF THE EAST HALF OF THE EAST HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 14; THENCE SOUTH 00 degrees 07' 52" EAST ON SAID WEST LINE 1637.07 FEET TO THE SOUTH LINE OF THE NORTH 25 ACRES OF THE WEST HALF OF THE EAST HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 14; THENCE SOUTH 89 degrees 47' 52" WEST ON SAID SOUTH LINE 666.09 FEET TO THE EAST LINE OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 14; THENCE SOUTH 00 degrees 04' 12" EAST ON SAID EAST LINE 1017.75 FEET TO THE SOUTH LINE OF SAID SECTION 14; THENCE SOUTH 89 degrees 35' 30" WEST ON SAID SOUTH SECTION LINE 667.18 FEET TO THE WEST LINE OF THE EAST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SAID
SECTION 14; THENCE NORTH 00 degrees 00' 32" WEST ON SAID WEST LINE 885.75 FEET TO THE SOUTH LINE OF THE NORTH TWO THIRDS OF THE EAST HALF OF THE WEST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 14; THENCE SOUTH 89 degrees 39' 35" WEST ON SAID

SOUTH LINE 333.12 FEET TO THE WEST LINE OF THE EAST HALF OF THE WEST HALF OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 14; THENCE SOUTH 00 degrees 01' 18" WEST ON SAID WEST LINE 886.15 FEET TO THE SOUTH LINE OF SAID SECTION 14; THENCE SOUTH 89 degrees 35' 30" WEST ON SAID SOUTH SECTION LINE 333.59 FEET TO THE POINT OF BEGINNING. CONTAINING 673.18 ACRES MORE OR LESS.

SUBJECT TO THE RIGHTS OF THE PUBLIC AND OF ANY GOVERNMENTAL UNIT IN ANY PART THEREOF TAKEN, USED, OR DEEDED FOR STREET, ROAD, OR HIGHWAY PURPOSES.

THIS SURVEY WAS PERFORMED WITH AN ERROR OF CLOSURE NO GREATER THAN 1 IN 15000.

THIS SURVEY COMPLIES WITH THE REQUIREMENTS OF SECTION 3, P.A. 132 OF 1970, AS AMENDED, EXCEPT FOR PAPER SIZE.

ASSUMED THE LINE BETWEEN THE SOUTH QUARTER CORNER AND THE SOUTHEAST CORNER OF SAID SECTION 14 TO BEAR WEST.

                                    EXHIBIT B
                             PENDING BAND LITIGATION

Taxpayers of Michigan Against Casinos et al. v. State of Michigan. The Michigan Supreme Court has ruled against plaintiff TOMAC's challenges to the validity of the Compact. 471 Mich. 306, 685 N.W.2d221 (2004). TOMAC has petitioned the U.S. Supreme Court for a writ of certiorari. Also, on remand from the Michigan Supreme Court, in Michigan Court of Appeals Case No. 225017, TOMAC challenges the validity of the Compact under the appropriation and separation of powers provisions of the Michigan Constitution. The Band is not a party to these actions, but may choose to intervene.

TOMAC v. Norton et al., U.S.D.C.D.C., Case No. 1:01CV00398-JR. The plaintiff in that action challenges the decision of the Department of Interior to take the Gaming Site into trust. The Band is not a party to that action, but may choose to intervene.

Pokagon Properties, LLC v Leonard A. Kolberg, Jr.,Case No. 02-49-765-CK-B, Circuit Court for the County of Van Buren. Claim for non-payment of rent from crop lease. Amount of claim: approximately $36,000.00. Defendant has filed a counterclaim seeking damages in the amount of $118,000.00. The parties have entered into a settlement agreement which includes the Band receiving $9,000 and a dismissal of all claims.

Pokagon Properties, LLC v Dean Anderson, Case No. 71C010205CC00602, Circuit Court for the County of St. Joseph. Claim for non-payment of rent from crop lease. Amount of claim: approximately $52,000.00. Defendant has filed a counterclaim in the approximate amount of $63,000.00.